                                                                    EXHIBIT 10.1



                           REVOLVING CREDIT AGREEMENT

                                      among

                               D.R. HORTON, INC.,
                                    Borrower

                             BANK OF AMERICA, N.A.,
                Administrative Agent and Letter of Credit Issuer

                                       and

                              LENDERS NAMED HEREIN,
                                     Lenders

                                  $775,000,000

                          DATED AS OF JANUARY 31, 2002


                               FLEET NATIONAL BANK
                                       and
                        CREDIT LYONNAIS NEW YORK BRANCH,
                              Co-Syndication Agents

                               WACHOVIA BANK, N.A.
                                       and
                           CITICORP REAL ESTATE, INC.,
                             Co-Documentation Agents

                                   BNP PARIBAS
                                       and
                                 COMERICA BANK,
                               Co-Managing Agents

                              FLEET SECURITIES LLC
                                       and
                        CREDIT LYONNAIS NEW YORK BRANCH,
                                  Co-Arrangers

                         BANC OF AMERICA SECURITIES, LLC
                    Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

ARTICLE 1                  DEFINITIONS............................................................................1

         1.1               Defined Terms..........................................................................1
         1.2               Other Interpretive Provisions.........................................................16
         1.3               Accounting Terms......................................................................17
         1.4               References to Agreements and Laws.....................................................17
         1.5               Time References.......................................................................17

ARTICLE 2                  LOANS AND LETTERS OF CREDIT...........................................................17

         2.1               Extension of Credit...................................................................17
         2.2               Manner of Borrowing and Disbursement Under Loans......................................18
         2.3               Interest on Loans.....................................................................19
         2.4               Issuance and Administration of Letters of Credit......................................19
         2.5               Fees and Commissions on Loans and Letters of Credit...................................26
         2.6               Notes, Loan and Letters of Credit Accounts............................................26
         2.7               Repayment of Loans and Letters of Credit..............................................27
         2.8               Manner of Payment.....................................................................27
         2.9               Application of Payments...............................................................28
         2.10              Lenders; Increase in Total Revolving Credit Commitment................................29
         2.11              Set-Off...............................................................................30
         2.12              Yield Protection......................................................................31
         2.13              Maximum Rate..........................................................................32

ARTICLE 3                  INVENTORY AND FUNDING AVAILABILITY....................................................33

         3.1               Loan Funding Availability.............................................................33

ARTICLE 4                  LOAN DISBURSEMENTS AND LETTERS OF CREDIT..............................................35

         4.1               Prior to the First Disbursement or Letter of Credit...................................35
         4.2               All Disbursements and Letters of Credit...............................................36

ARTICLE 5                  REPRESENTATIONS AND WARRANTIES........................................................37

         5.1               Existence, Qualification and Power; Compliance with Laws..............................37
         5.2               Authorization; No Contravention.......................................................37
         5.3               Binding Effect........................................................................37
         5.4               No Default............................................................................38
         5.5               Taxes.................................................................................38
         5.6               Hazardous Materials...................................................................38
         5.7               Litigation............................................................................38
         5.8               Full Disclosure.......................................................................38
         5.9               Financial Statements..................................................................38
         5.10              Insurance.............................................................................38
         5.11              Compliance with Laws..................................................................39
         5.12              Regulation U..........................................................................39

ARTICLE 6                  AFFIRMATIVE COVENANTS.................................................................39

         6.1               Payment...............................................................................39
         6.2               Performance...........................................................................39
         6.3               Additional Information................................................................39



REVOLVING CREDIT AGREEMENT

         6.4               Quarterly Financial Statements and Other Information..................................39
         6.5               Compliance Certificates...............................................................39
         6.6               Annual Financial Statements and Information; Certificate of No Default................39
         6.7               Financial and Inventory Covenants.....................................................40
         6.8               Payment of Contractors................................................................40
         6.9               Inspection and Appraisal..............................................................41
         6.10              Hazardous Materials...................................................................41
         6.11              Insurance.............................................................................41
         6.12              Reportable Event......................................................................41
         6.13              Notices...............................................................................41
         6.14              Preservation of Existence, Etc........................................................42
         6.15              Compliance with Applicable Laws.......................................................42

ARTICLE 7                  NEGATIVE COVENANTS....................................................................42

         7.1               Hazardous Materials...................................................................42
         7.2               Secured Indebtedness..................................................................42
         7.3               Investments...........................................................................42
         7.4               Fundamental Changes...................................................................43

ARTICLE 8                  DEFAULT AND REMEDIES..................................................................43

         8.1               Defaults..............................................................................43
         8.2               Remedies..............................................................................45
         8.3               Waivers...............................................................................46
         8.4               Cross-Default.........................................................................46
         8.5               No Liability of Lenders...............................................................47
         8.6               Indemnification.......................................................................47

ARTICLE 9                  ADMINISTRATIVE AGENT..................................................................49

         9.1               Appointment and Authorization of Administrative Agent.................................49
         9.2               Delegation of Duties..................................................................49
         9.3               Liability of Administrative Agent.....................................................50
         9.4               Reliance by Administrative Agent......................................................50
         9.5               Notice of Default.....................................................................50
         9.6               Credit Decision; Disclosure of Information by Administrative Agent....................51
         9.7               Indemnification of Administrative Agent...............................................51
         9.8               Administrative Agent in its Individual Capacity.......................................51
         9.9               Successor Administrative Agent........................................................52
         9.10              Other Agents; Lead Managers...........................................................52

ARTICLE 10                 GENERAL CONDITIONS....................................................................53

         10.1              Benefit...............................................................................53
         10.2              Successors and Assigns; Assignments and Participations................................53
         10.3              Amendment and Waiver..................................................................55
         10.4              Additional Obligations................................................................56
         10.5              Jurisdiction; Venue; Service of Process; Jury Trial...................................57
         10.6              Publicity.............................................................................57
         10.7              Foreign Lenders.......................................................................57
         10.8              Invalidation of Provisions............................................................58
         10.9              Execution in Counterparts.............................................................58
         10.10             Captions..............................................................................58



REVOLVING CREDIT AGREEMENT

         10.11             Notices...............................................................................58
         10.12             Confidentiality.......................................................................59
         10.13             ENTIRETY..............................................................................59
         10.14             ENTIRE AGREEMENT......................................................................59



REVOLVING CREDIT AGREEMENT

                                    EXHIBITS


Exhibit A      -    Form of Acquisition Carve Out Notice
Exhibit B      -    Form of Inventory Summary Report
Exhibit C      -    Form of Request for Advance
Exhibit D      -    Form of Request for Issuance of Letter of Credit
Exhibit E      -    Form of Quarterly Compliance Certificate
Exhibit F      -    Form of Assignment and Acceptance Agreement
Exhibit G      -    Form of Note
Exhibit H      -    Form of Guaranty
Exhibit I      -    Form of Letter of Credit Application



                                    SCHEDULES

Schedule 2.1   -    Revolving Credit Commitments, Commitment Ratios, and
                    Addresses for Notice
Schedule 4.1   -    Initial Guarantors

                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT (this "AGREEMENT") dated as of January 31, 2002, is entered into by and among D.R. HORTON, INC., a Delaware corporation ("BORROWER"), Lenders (hereinafter defined), and BANK OF AMERICA, N.A., a national banking association ("BANK OF AMERICA"), as Administrative Agent (hereinafter defined) and Letter of Credit Issuer (hereinafter defined).

                                 R E C I T A L S

         A. Borrower has requested that Lenders extend credit to Borrower in the form of this Agreement, providing for a revolving credit facility with a letter of credit sub-facility.

         B. Upon and subject to the terms and subject to the conditions of this Agreement, Lenders are willing to extend such credit to Borrower.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "ACQUISITION" means, whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization, or any other method, (a) any acquisition by Borrower or any of its Restricted Subsidiaries of Inventory, (b) any acquisition by Borrower or any of its Restricted Subsidiaries of any other Person, which Person shall then become a Subsidiary of Borrower or any such Restricted Subsidiary, or (c) any acquisition by Borrower or any of its Restricted Subsidiaries of all or any substantial part of the assets of any other Person.

         "ACQUISITION CARVE OUT NOTICE" means the written notice by Borrower in substantially the form of EXHIBIT A, delivered to Administrative Agent and Lenders not later than the end of the fiscal quarter following the fiscal quarter in which an Acquisition is consummated notifying such Persons of the election by Borrower to initiate a Financial Covenant Carve Out as a result of such Acquisition. Contemporaneously with the delivery of an Acquisition Carve Out Notice, Borrower shall deliver to Administrative Agent a plan of action reflecting that Borrower will be in compliance with the covenants set forth in SECTIONS 6.7(d) and (e) on or prior to the last day of the applicable Financial Covenant Carve Out and failure to deliver such plan of action shall render such Acquisition Carve Out Notice ineffective.

         "ACQUISITION COST" means, with respect to any Developed Lot or Land Parcel, (a) if such Developed Lot or Land Parcel was purchased individually, the actual purchase price and closing costs paid by Borrower or its Restricted Subsidiaries for the acquisition of such individual Developed Lot or Land Parcel excluding Administrative Costs, together with all applicable Development Costs, and (b) if such Developed Lot or Land Parcel was part of a larger group of Developed Lots or Land Parcels, the pro rata portion of the overall actual purchase price and closing costs paid by Borrower and its Restricted Subsidiaries for the acquisition of such larger group of Developed Lots or Land Parcels allocable to the subject Developed Lot or Land Parcel excluding Administrative Costs, together with a pro rata portion of all applicable Development Costs.



REVOLVING CREDIT AGREEMENT

         "ACQUISITION SUSPENSION PERIOD" means the period commencing on the date of delivery by Borrower to Administrative Agent and Lenders of an Acquisition Carve Out Notice and shall continue until the last day of the third (3rd) fiscal quarter immediately following the fiscal quarter in which the Acquisition giving rise to such Acquisition Carve Out Notice was consummated.

         "ADJUSTED TANGIBLE NET WORTH" means, with respect to Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the sum of (a) Tangible Net Worth, and (b) the least of (i) fifty percent (50%) of the aggregate principal amount of all then outstanding Subordinated Indebtedness of Borrower and its Restricted Subsidiaries having a maturity date later than one
(1) year following the Maturity Date, (ii) twenty percent (20%) of Tangible Net Worth, and (iii) $200,000,000.

         "ADMINISTRATIVE AGENT" means Bank of America and its permitted successors as "Administrative Agent" for Lenders under this Agreement.

         "ADMINISTRATIVE COSTS" means costs and expenses incurred by Borrower or its Restricted Subsidiaries in connection with (a) the marketing and selling of Inventory which is part of the Loan Inventory, and (b) the administration, management, and operation of Borrower's and its Restricted Subsidiaries' businesses (excluding, without limitation, Interest Expense and fees payable hereunder).

         "ADVANCE" OR "ADVANCES" means amounts advanced by Lenders to Borrower pursuant to ARTICLE 2 on the occasion of any borrowing or in connection with draws under Letters of Credit.

         "AFFILIATE" means any Person (other than a Person whose sole relationship with Borrower is as an employee) directly or indirectly controlling, controlled by, or under common control with Borrower. For purposes of this definition, "control" when used with respect to any Person means the direct or indirect beneficial ownership of more than twenty percent (20%) of the voting securities or voting equity or partnership interests, of such Person or the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "AGENT-RELATED PERSONS" means Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "AGREEMENT" is defined in the preamble.

         "AGREEMENT DATE" means January 31, 2002.

         "APPLICABLE LAW" means, with respect to any Person, all laws and provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "APPLICABLE MARGIN" means, on any date of determination, the percentage per annum set forth in the table below for a Loan, a Letter of Credit, or an Unused Commitment Fee (as the case may be) that corresponds to the Leverage Ratio or the Debt Rating, as applicable, at such date of determination, as calculated based on the quarterly compliance certificate of Borrower most recently delivered pursuant to SECTION 6.5 or the notice delivered by Borrower pursuant to SECTION 6.13, as applicable (and in each case as further set forth in this definition):



REVOLVING CREDIT AGREEMENT

                                Applicable Margin


  Pricing                        Eurodollar                     Letters of        Unused
   Level      Leverage Ratio        Rate         Base Rate        Credit      Commitment Fee
   -----      --------------        ----         ---------        ------      --------------

     1       Less than 1.0:1      1.225%          0.00%          1.00%            0.20%

     2       Greater than or      1.425%          0.00%          1.25%            0.25%
              equal to 1.0:1
              but less than
                  1.25:1

     3       Greater than or      1.625%          0.00%          1.25%            0.25%
             equal to 1.25:1
              but less than
                  1.50:1

     4       Greater than or      1.825%          0.00%          1.50%            0.30%
             equal to 1.50:1
              but less than
                  1.75:1

     5       Greater than or      2.125%          0.50%          2.00%            0.35%
             equal to 1.75:1

Initially, the Applicable Margin shall be set at LEVEL 3. Upon delivery of the compliance certificate pursuant to SECTION 6.5, after the end of each fiscal quarter (commencing with the compliance certificate delivered for the fiscal quarter ending March 31, 2002), the Applicable Margin shall automatically be adjusted to the rate corresponding to the Leverage Ratio set forth in the table above, such automatic adjustment to take effect on the last day that the compliance certificate was required to be delivered, and shall remain in effect until subsequently adjusted in accordance herewith upon the delivery of each such subsequent compliance certificate. If Borrower fails to deliver such compliance certificate with respect to any fiscal quarter within the period of time required by SECTION 6.5, then the Applicable Margin shall automatically be adjusted to that set forth in LEVEL 5 until Borrower delivers such compliance certificate with respect to such fiscal quarter. Notwithstanding the foregoing,
(a) for so long as Borrower maintains an Investment Grade Rating from any two
(2) of Moody's, S&P, and Fitch, the Applicable Margin shall be set at LEVEL 1, and (b) at all times while an Event of Default exists, the Applicable Margin shall be set at LEVEL 5.

         "APPLICABLE RATE" means, as of any date, the sum of (a) the Eurodollar Rate, and (b) the Applicable Margin; provided that, if Administrative Agent reasonably determines that no basis exists to determine the Eurodollar Rate, then the Applicable Rate shall be the sum of (i) the Base Rate, and (ii) the Applicable Margin.

         "ARRANGER" means Banc of America Securities, LLC, in its capacity as sole lead arranger and sole book manager.

         "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement substantially in the form of EXHIBIT F.



REVOLVING CREDIT AGREEMENT

         "AUTHORITY DOCUMENTS" means, as to Borrower or any Restricted Subsidiary, the bylaws, the limited liability company agreement, or the partnership agreement (as applicable) of such Person, and all amendments thereto.

         "AUTHORIZED SIGNATORY" means, with respect to Borrower or any Guarantor, such personnel of Borrower or such Guarantor as set forth in an incumbency certificate of Borrower or such Guarantor delivered to Administrative Agent on the Agreement Date (or any duly executed incumbency certificate delivered after the Agreement Date) and certified therein as being duly authorized by Borrower or such Guarantor to execute documents, agreements, and instruments on behalf of Borrower or such Guarantor.

         "AVAILABLE LOAN COMMITMENT" means, as of any date of determination, an amount equal to (a) if Borrower has an Investment Grade Rating from any two (2) of Moody's, S&P, and Fitch, then the Total Revolving Credit Commitment, and (b) if Borrower does not have an Investment Grade Rating from any two (2) of Moody's, S&P, and Fitch, then the lesser of (i) the Total Revolving Credit Commitment, and (ii) (A) the Loan Funding Availability less (B) the then-outstanding principal balances of all Senior Unsecured Indebtedness (other than the Obligations).

         "BASE RATE" means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "BORROWER" is defined in the preamble.

         "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under Applicable Laws of the State of Illinois or New York or are in fact closed in Chicago, Illinois or New York, New York.

         "CAPITAL LEASE" means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

         "CASH COLLATERALIZE" means to pledge and deposit with or deliver to Administrative Agent, for the benefit of Letter of Credit Issuer and Lenders, as collateral for the Letter of Credit Exposure, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Administrative Agent and Letter of Credit Issuer (which documents are hereby consented to by Lenders). Borrower hereby grants Administrative Agent, for the benefit of the Letter of Credit Issuer and Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Administrative Agent.

         "CHANGE OF CONTROL" means either: (a) any sale, lease, or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of Borrower and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary of Borrower), provided that a transaction where the holders of all classes of Common Equity of Borrower immediately prior to such transaction own, directly or indirectly, fifty percent (50%) or more of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control; (b) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act (other than Borrower or Donald R. Horton, his wife, children, or grandchildren, or Terrill J. Horton, or any trust or other entity formed or controlled by Donald



REVOLVING CREDIT AGREEMENT

R. Horton, his wife, children, or grandchildren, or Terrill J. Horton) becomes the "beneficial owner" (as defined in Rule 13d-8 under the Exchange Act) of Common Equity of Borrower representing more than fifty percent (50%) of the voting power of the Common Equity of Borrower; (c) Continuing Directors cease to constitute at least a majority of the Board of Directors of Borrower; or (d) the stockholders of Borrower approve any plan or proposal for the liquidation or dissolution of Borrower, provided that a liquidation or dissolution of Borrower which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (a) above shall not constitute a Change of Control.

         "CLOSED SALES" means, for any calculation period, sales of Developed Lots containing Dwellings which have been closed by Borrower and all Restricted Subsidiaries (other than any sale, transfer, or other such disposition between
(x) Borrower and any Subsidiary or (y) any two or more Subsidiaries). Closed Sales shall include Developed Lots containing Dwellings owned by any Person which is or becomes a Restricted Subsidiary before or after the Agreement Date for which sales have closed during the applicable calculation period. Closed Sales shall include closings attributable to acquisitions by Borrower and/or by its Restricted Subsidiaries or when substantially all assets owned by any Person were acquired by Borrower and/or Restricted Subsidiaries before or after the Agreement Date.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITMENT RATIOS" means, for each Lender, on any date of determination, the proportion which the portion of the aggregate amount of such Lender's Revolving Credit Commitment then in effect under this Agreement bears to the Total Revolving Credit Commitment then in effect.

         "COMMITMENT USAGE" means, as of any date of determination thereof and without duplication, the sum of (a) the outstanding principal amount of all Loans as of such date, plus (b) the Letter of Credit Exposure as of such date.

         "COMMON EQUITY" means, with respect to any Person, capital stock of such Person that is generally entitled to (a) vote in the election of directors of such Person, or (b) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers, or others that will control the management or policies of such Person.

         "CONSTRUCTION COSTS" means, as of any date, all costs actually incurred by Borrower or its Restricted Subsidiaries with respect to the construction of a Dwelling as of such date, excluding (a) projected costs, (b) costs for materials or labor not yet delivered to, provided to, or incorporated into such Dwelling, and (c) Administrative Costs.

         "CONTINUING DIRECTOR" means a director who either was a member of the board of directors of Borrower on the Agreement Date or who became a director of Borrower subsequent to such date and whose election, or nomination for election by Borrower's stockholders, was duly approved by a majority of the Continuing Directors on the board of directors of Borrower at the time of such approval, either by a specific vote or by approval of the proxy statement issued by Borrower on behalf of the entire board of directors of Borrower in which such individual is named as nominee for a director.

         "CURRENT FINANCIALS" means, at the time of any determination thereof, the most recently delivered to Administrative Agent of either (a) the financial statements for the fiscal year ended September 30, 2001, calculated on a consolidated basis for Borrower and its Subsidiaries, or (b) the Financial Statements required to be delivered under SECTIONS 6.4 or 6.6, as the case may be.



REVOLVING CREDIT AGREEMENT

         "CUSTOMARY RECOURSE EXCEPTIONS" means, with respect to any Non-Recourse Indebtedness, exclusions from the exculpation provisions with respect to such Non-Recourse Indebtedness for fraud, misapplication of cash, environmental claims, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Applicable Laws from time to time in effect affecting the rights and remedies of creditors generally.

         "DEBT RATING" means, as of any date of determination, the rating as determined by S&P, Moody's, or Fitch (collectively, the "DEBT RATINGS") of Borrower's non-credit-enhanced, senior unsecured long-term debt.

         "DEFAULT" means any event specified in SECTION 8.1 and any other event which with any passage of time or giving of notice (or both) would constitute an Event of Default.

         "DEFAULTING LENDER" means, as of any date, any Lender that has (a) failed to make a Loan required to be made by it hereunder, or (b) given notice to Administrative Agent or Borrower that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Loan hereunder (unless such notice is given by all Lenders).

         "DEFAULT RATE" means a simple per annum interest rate equal to the sum of (a) the Applicable Rate, plus (b) two percent (2.00%).

         "DEVELOPED LOTS" means subdivision lots wholly-owned by Borrower or its Restricted Subsidiaries, subject to a recorded plat and which are in substantial compliance with all Applicable Laws and are suitable for the construction thereon of foundations for a Dwelling, which Borrower has designated to be included and are included as "Developed Lots" in the calculation of the Loan Funding Availability (exclusive of any Dwelling Lot). An individual Developed Lot is sometimes referred to herein as a "DEVELOPED LOT."

         "DEVELOPMENT COSTS" means, as of any date, all costs actually incurred by Borrower and its Restricted Subsidiaries with respect to the development of a Land Parcel into a Developed Lot or Developed Lots as of such date, excluding
(a) projected costs, (b) costs for materials or labor not yet delivered to, provided to or incorporated into such parcel of land, and (c) Administrative Costs.

         "DWELLING" means a house which Borrower or any Restricted Subsidiary has constructed or is constructing on a Developed Lot which has been designated as a Dwelling Lot.

         "DWELLING LOTS" means Developed Lots with Dwellings which Borrower or any Restricted Subsidiary has designated to be included and are included as "Dwelling Lots" in the calculation of the Loan Funding Availability. The term "Dwelling Lot" includes the Dwelling located thereon. An individual Dwelling Lot is sometimes referred to herein as a "DWELLING LOT."

         "EBITDA" means, for Borrower and its Restricted Subsidiaries for the twelve (12) month period ending on any date of determination, an amount equal to
(a) consolidated net income for such period, plus (b) cash dividends from Unrestricted Subsidiaries paid to Borrower during such period, minus (c) gains from extraordinary items for such period, to the extent included in the calculation of consolidated net



REVOLVING CREDIT AGREEMENT
income for such period in accordance with GAAP, but without duplication, plus
(d) the sum of (i) any provision for income taxes for such period, (ii) Interest Expense deducted in the calculation of consolidated net income for such period in accordance with GAAP (including, without duplication, previously capitalized Interest Expense which would be included in "cost of goods sold" and deducted from consolidated revenues in determining consolidated net income), (iii) the amount of depreciation and amortization for such period, and (iv) the amount of any item of extraordinary loss not paid in cash in such period, in each case to the extent included in the calculation of consolidated net income for such period in accordance with GAAP, but without duplication. In the case of any Subsidiary of Borrower that becomes a Restricted Subsidiary during any period of calculation, EBITDA shall, for the purposes of the foregoing calculations, be adjusted by increasing, if positive, or decreasing, if negative, EBITDA by the EBITDA of such Subsidiary during such period of calculation occurring prior to the date such Subsidiary became a Restricted Subsidiary.

         "ELIGIBLE ASSIGNEE" means: (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person (other than a natural Person) approved by Administrative Agent, the Letter of Credit Issuer, and, unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed).

         "ENVIRONMENTAL LAW" means any Applicable Law relating to protection of the public health and/or the environment, including any Applicable Law relating to: the generation, processing, treatment, storage, transport, disposal, investigation, and remediation or other management of Hazardous Materials; the storage, handling, use, and transport of chemicals and Hazardous Materials; and protection of areas of particular environmental concern, including wetlands, areas inhabited by endangered species, historic sites, and areas above protected aquifers.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

         "ERISA AFFILIATE" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as is Borrower, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with Borrower, (c) any other corporation, partnership, or other organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with Borrower, or (d) any other entity required to be aggregated with Borrower pursuant to regulations under Section 414(o) of the Code.

         "EURODOLLAR RATE" means, for any date of determination:

         (a) the rate of interest per annum equal to the three (3) month London Interbank Offered Rate for deposits in United States Dollars (rounded to two (2) decimal places), which interest rate is set forth in the "Money Rates" section of The Wall Street Journal on the next Business Day following such date of determination;

         (b) if Administrative Agent determines that the rate referenced in the preceding SUBSECTION (a) is not available, then the rate per annum equal to the rate determined by Administrative Agent on such date of determination to be the offered rate that appears on Telerate Page 3747 (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in United States Dollars (for delivery on such date of determination) with a term equivalent to three (3) months; or



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

         (c) if Administrative Agent determines that the rates referenced in the preceding SUBSECTIONS (a) or (b) cease to be available, then the rate per annum equal to the rate determined by Administrative Agent on such date of determination to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in United States Dollars (for delivery on such date of determination) with a term equivalent to three (3) months.

         "EVENT OF DEFAULT" means any of the events specified in SECTION 8.1, provided that any requirement of passage of time or giving of notice (or both) has been satisfied.

         "EVERGREEN LETTER OF CREDIT" is defined in SECTION 2.4(b).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXISTING AGREEMENT" means that Amended and Restated Master Loan and Intercreditor Agreement, dated as of July 1, 1999, among D.R. Horton, Inc., as borrower, Bank of America, N.A., as administrative agent, the Issuing Bank defined therein, and the Banks defined therein.

         "FEE LETTER" means the letter agreement dated October 5, 2001, executed by Borrower, Administrative Agent, and Arranger, as modified, amended, renewed, extended, and restated from time to time.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

         "FINANCIAL COVENANT CARVE OUT" means that Borrower's compliance with either SECTIONS 6.7(d) and (e) during any Acquisition Suspension Period shall be suspended; provided, however, that there shall be no more than one Financial Covenant Carve Out in any period of twenty-four (24) consecutive calendar months beginning with the month in which the Financial Covenant Carve Out was elected, and provided, further, however, that no Financial Covenant Carve Out shall commence unless Borrower was in compliance with all covenants for not less than one full fiscal quarter immediately preceding any such Financial Covenant Carve Out Notice. No covenants other than SECTIONS 6.7(d) and (e) shall be suspended during a Financial Covenant Carve Out.

         "FINANCIAL HEDGES" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and



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

(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

         "FITCH" means Fitch IBCA, Duff & Phelps, a division of Fitch, Inc., or any successor thereto.

         "FITCH RATING" means at any time, with respect to any Person, the rating in effect at such time assigned by Fitch.

         "FIXED CHARGES" means the aggregate consolidated Interest Incurred by Borrower and its Restricted Subsidiaries plus scheduled amortization plus preferred dividends for the most recently completed four (4) fiscal quarters for which results have been reported to Lenders.

         "FORCE MAJEURE DELAY" means a delay to the development of a Lot Under Development or a delay to the construction of a Dwelling which is caused by fire, earthquake, or other Acts of God, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies, or labor, provided that Borrower furnishes Administrative Agent with written notice of any such delay within ten (10) days from the commencement of any such delay and provided that the period of the Force Majeure Delay shall not exceed the period of delay caused by such event.

         "FRONTING FEE" means, with respect to any Letter of Credit, an amount equal to the greater of (a) $200, and (b) an amount equal to 0.125% times the stated amount of such Letter of Credit.

         "FUNDING PERIOD" means a period commencing on the day immediately following the date that the Loan Funding Availability is established pursuant to
SECTION 3.1(c) by Administrative Agent and ending on the date that the Loan Funding Availability next is established pursuant to SECTION 3.1(c) by Administrative Agent.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which (a) with respect to the covenants contained in SECTION 6.7 (and, to the extent used in or relating to such covenants, any defined terms), are in effect on the date hereof, and (b) for all other purposes hereunder, are applicable from time to time.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "GUARANTORS" means, as of any date, each Restricted Subsidiary of Borrower that has executed the Subsidiary Guaranty and that has not been released therefrom in accordance with SECTION 3.1(f). As of the Agreement Date, the Restricted Subsidiaries listed on SCHEDULE 4.1 are Guarantors that have executed the Subsidiary Guaranty.

         "HAZARDOUS MATERIAL" means "hazardous substance," "pollutant or contaminant," and "petroleum," and "natural gas liquids" as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment including PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.



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

         "HONOR DATE" is defined in SECTION 2.4(c).

         "INDEBTEDNESS" means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person for money borrowed; (b) all liabilities, obligations, and indebtedness of such Person which are evidenced by bonds, notes, debentures, or other similar instruments, or by Capital Leases; (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts and accruals payable arising in the ordinary course of business that are not past-due for more than ninety (90) days); (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; (e) all capital stock of such Person subject to repurchase or redemption other than at the sole option of such Person; (f) all net obligations under all Financial Hedges determined in accordance with GAAP; (g) all other liabilities or obligations of such Person that would be classified as "indebtedness" on the balance sheet of such Person determined in accordance with GAAP; and (h) all obligations of the type referred to in CLAUSES (a) through (g) preceding of other Persons that is either (i) guaranteed in any manner by such Person or (ii) secured by any Lien on any property or asset of such Person (but only to the extent of the value of such property or asset if such obligation has not been assumed by such Person); provided that the amount of Indebtedness as of any date shall exclude the face amount of all undrawn outstanding Performance Letters of Credit.

         "INDEMNIFIED LIABILITIES" is defined in SECTION 8.6(b).

         "INDEMNIFIED PARTIES" is defined in SECTION 8.6(b).

         "INTEREST EXPENSE" means, for any period, the interest expense of Borrower and its Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP.

         "INTEREST INCURRED" means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of interest incurred, whether such interest was expensed or capitalized, paid, accrued, or scheduled to be paid or accrued by Borrower and its Restricted Subsidiaries during such period, including (a) original issue discount and non-cash interest payments or accruals on any Indebtedness, (b) the interest portion of all deferred payment obligations, and (c) all commissions, discounts, and other fees and charges owed with respect to bankers' acceptances and letter of credit financings and Financial Hedges, in each case to the extent attributable to such period. For purposes of this definition, (i) interest on any obligations arising under Capital Leases shall be deemed to accrue at an interest rate reasonably determined by Borrower to be the rate of interest implicit in such obligations in accordance with GAAP, and (ii) interest expense attributable to any Indebtedness represented by the guaranty of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "INVENTORY" means all real and personal property, improvements, and fixtures wholly-owned by Borrower or its Restricted Subsidiaries, including but not limited to all Land Parcels, Lots Under Development, Development Lots, and Dwelling Lots (but excluding any of the foregoing that is not owned by Borrower or a Restricted Subsidiary but is under a purchase option in favor of Borrower or a Restricted Subsidiary).

         "INVENTORY SUMMARY REPORT" means the monthly written summary of the Loan Inventory, in substantially the form of EXHIBIT B, to be prepared by Borrower and submitted to Administrative Agent in accordance with SECTION 3.1(b).



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

         "INVESTMENT GRADE RATING" means a Debt Rating of BBB-, Baa3, or BBB- (as applicable) (or, if such Debt Ratings are no longer considered "investment grade" in United States securities markets, then such other ratings at such time as Administrative Agent shall reasonably determine constitute "investment grade") from S&P, Moody's, or Fitch, respectively.

         "LAND PARCELS" means parcels of land wholly-owned by Borrower or its Restricted Subsidiaries which are, as of the date of determination, not scheduled for commencement of development into Developed Lots during the six (6) calendar months immediately following such date of determination and which Borrower has designated as "Land Parcels." An individual Land Parcel is sometimes referred to as a "LAND PARCEL."

         "LENDER REPLY PERIOD" is defined in SECTION 10.3(f).

         "LENDERS" means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the addition of new Lenders pursuant to
SECTION 2.10(b) and to reflect the assignments made in accordance with SECTION 10.2), and subject to the terms and conditions of this Agreement, and their respective successors and permitted assigns.

         "LETTERS OF CREDIT" means the letters of credit issued hereunder in the form agreed upon among Borrower, Letter of Credit Issuer, and the beneficiary thereof at the time of issuance thereof and participated in by Lenders pursuant to the terms and conditions of SECTION 2.4. An individual Letter of Credit is sometimes referred to as a "LETTER OF CREDIT."

         "LETTER OF CREDIT ADVANCE" means, with respect to each Lender, the funding of such Lender's participation in any Letter of Credit Borrowing in accordance with its Commitment Ratio.

         "LETTER OF CREDIT APPLICATION" means a letter of credit application and agreement in the form of EXHIBIT I (or otherwise in form and substance satisfactory to Administrative Agent) submitted by Borrower to Letter of Credit Issuer for a Letter of Credit for its own account.

         "LETTER OF CREDIT BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the date when made or refinanced by a Loan.

         "LETTER OF CREDIT EXPIRATION DATE" means the day that is seven (7) days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

         "LETTER OF CREDIT EXPOSURE" means, at any time and without duplication, the sum of (a) the aggregate undrawn portion of all uncancelled and unexpired Letters of Credit, plus (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under all Letters of Credit.

         "LETTER OF CREDIT ISSUER" means Bank of America and it permitted successors as "Letter of Credit Issuer" under this Agreement.

         "LETTER OF CREDIT SUBFACILITY" means a subfacility for the issuance of Letters of Credit, as described in and subject to the limitations of SECTION 2.4.

         "LETTER OF CREDIT SUBLIMIT" means an amount equal to the lesser of (a) $125,000,000, and (b) the Total Revolving Credit Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Credit Commitment.



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

         "LEVERAGE RATIO" means, as of the last day of each fiscal quarter of Borrower, the ratio of (a) the Net Funded Notes Payable of Borrower and its Restricted Subsidiaries on a consolidated basis on such date to (b) Adjusted Tangible Net Worth of Borrower and its Restricted Subsidiaries on a consolidated basis on such date.

         "LIEN" means, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in the nature of any of the foregoing in respect of such property, whether or not choate, vested, or perfected.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guaranty, and any and all other documents evidencing the Notes or the Letters of Credit or executed in connection therewith as the same may be amended, substituted, replaced, extended or renewed from time to time.

         "LOAN FUNDING AVAILABILITY" means the amount of Senior Unsecured Indebtedness which Borrower may incur as established pursuant to SECTION 3.1, at any applicable time, by Administrative Agent based on the Loan Inventory.

         "LOAN INVENTORY" means Lots Under Development, Developed Lots, and Dwelling Lots which are not encumbered by a Lien or Liens (other than any Permitted Encumbrance) and which have been designated by Borrower as "Loan Inventory" to be utilized for the purpose of calculating the Loan Funding Availability.

         "LOANS" means, collectively, amounts advanced by Lenders to Borrower under the Total Revolving Credit Commitment pursuant to the terms of this Agreement and evidenced by the Notes. An individual Loan is sometimes referred to as a "LOAN."

         "LOTS UNDER DEVELOPMENT" means Land Parcels which are, as of the date of determination, being developed into Developed Lots or which are scheduled for the commencement of development into Developed Lots within six (6) calendar months after the date of determination, and which Borrower has designated to be included and are included as "Lots Under Development" in the calculation of the Loan Funding Availability. An individual Lot Under Development is sometimes referred to as a "LOT UNDER DEVELOPMENT."

         "MATERIAL ADVERSE EVENT" means any set of one or more circumstances or events which, individually or collectively, would result in any (a) material impairment of the ability of Borrower or any Guarantor to perform any of its payment or other material obligations under the Loan Documents, (b) material and adverse effect on the business, properties, condition (financial or otherwise), results of operations, or prospects of Borrower and its Subsidiaries, taken as a whole, or (c) material and adverse effect on the validity or enforceability of any of the Loan Documents or the rights and remedies of Administrative Agent, Letter of Credit Issuer, or any Lender thereunder.

         "MATURITY DATE" means January 31, 2006, or such earlier date as payment of the Loans and the Letter of Credit Exposure shall be due (whether by acceleration or otherwise).

         "MAXIMUM RATE" means, for each Lender, the maximum non-usurious rate of interest which, under all Applicable Laws, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligations. If the Applicable Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate," then such term means the "weekly ceiling" from time to time in effect under Texas Finance Code Section 303.001, as amended, as limited by Texas



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

Finance Code Section 303.009. Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligations, as amended.

         "MODELS" means a Dwelling Lot containing a dwelling unit which is designated by Borrower as a model unit for use in marketing and promoting the sale of Dwelling Lots.

         "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

         "MOODY'S RATING" means, at any time, with respect to any Person, the rating in effect at such time assigned by Moody's for the long term senior unsecured debt of such Person.

         "NET FUNDED NOTES PAYABLE" means, for Borrower and its Restricted Subsidiaries as of any date, (a) the aggregate amount of all Indebtedness minus
(b) unrestricted cash and cash equivalents in excess of $50,000,000.

         "NON-RECOURSE INDEBTEDNESS" means, for any Person, any Indebtedness of such Person in which the holder of such Indebtedness may not look to such Person personally for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Exceptions.

         "NON-RENEWAL NOTICE DATE" is defined in SECTION 2.4(b).

         "NOTES" means the promissory notes executed by Borrower in the form of EXHIBIT G, one each in favor of each Lender evidencing such Lender's pro rata share of the Loans, as well as any promissory note or notes issued by Borrower in substitution, replacement, extension, amendment, or renewal of any such promissory note or notes.

         "OBLIGATIONS" means (a) all payment and performance obligations of Borrower and all other obligors to Lenders, Letter of Credit Issuer, and Administrative Agent under this Agreement and the other Loan Documents, as they may be amended from time to time, or as a result of making the Loans, and (b) the obligation to pay an amount equal to the amount of any and all damages which Borrower is obligated to pay pursuant to the Loan Documents to, or on behalf of, Lenders, Letter of Credit Issuer, Administrative Agent, or any of them, which they may suffer by reason of a breach by any of Borrower or any other obligor of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document.

         "ORGANIZATIONAL DOCUMENTS" means, as to Borrower or any Restricted Subsidiary, the articles of incorporation, certificate of incorporation, articles of organization, certificate of formation, or certificate of limited partnership (as applicable) of such Person, and all amendments thereto.

         "PARTICIPANT" is defined in SECTION 10.2(d).

         "PERFORMANCE LETTER OF CREDIT" means any letter of credit issued: (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water, or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or an Affiliate of such Person will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; (b) in lieu of cash deposits, including, without limitation, to obtain a license, in place of a utility deposit, or for land option contracts; or (c) in lieu of other contract performance, including, without limitation, bid and performance bonds.



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

         "PERMITTED ENCUMBRANCES" means Liens, encumbrances, easements, and other matters which are (a) in favor of Administrative Agent, Lenders, or Letter of Credit Issuer to secure the Obligations, (b) on real estate for real estate taxes not yet delinquent, (c) for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on Borrower's books (but only so long as no foreclosure, distraint sale, or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement), (d) in favor of carriers, warehousemen, mechanics, laborers, and materialmen incurred in the ordinary course of business for sums not yet past due or being diligently contested in good faith (if adequate reserves are being maintained by Borrower with respect thereto), (e) incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance, (f) easements, rights-of-way, restrictions, or similar encumbrances on the use of real property which does not interfere with the ordinary conduct of business of Borrower or materially detract from the value of such real property, or (g) Liens approved in writing by Administrative Agent securing Indebtedness of Borrower which shall be approved so long as such Liens secure such Indebtedness and the Obligations on a pari passu basis in a manner reasonably acceptable to Administrative Agent.

         "PERSON" means an individual, corporation, partnership, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "PLAN" means an employee benefit plan within the meaning of Section 3(3) of ERISA maintained by or contributed to by Borrower or any ERISA Affiliate.

         "RECONCILIATION DATE" means two (2) Business Days after Borrower's receipt of notice from Administrative Agent pursuant to SECTION 3.1(d) that the outstanding principal balance of all Senior Unsecured Indebtedness exceeds the Loan Funding Availability.

         "RECOURSE INDEBTEDNESS" means, for any Person, Indebtedness of such Person that is not Non-Recourse Indebtedness.

         "REGISTER" is defined in SECTION 10.2(c).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System.

         "REPORTABLE EVENT" has the meaning set forth in Section 4043(b) of ERISA.

         "REQUEST FOR ADVANCE" means any certificate signed by an Authorized Signatory of Borrower requesting an Advance hereunder which will increase the aggregate amount of the Loans outstanding, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of EXHIBIT C. Each Request for Advance shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, (b) specify the amount of the Advance, (c) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default or an Event of Default, and
(d) state that all conditions precedent to the making of the Advance have been satisfied.

         "REQUEST FOR ISSUANCE OF LETTER OF CREDIT" means any certificate signed by an Authorized Signatory of Borrower requesting that Letter of Credit Issuer issue a Letter of Credit hereunder, which certificate shall be in substantially the form of EXHIBIT D. Each Request for Issuance of Letter of Credit shall, among other things, (a) specify the stated amount of the Letter of Credit, (b) specify the effective



REVOLVING CREDIT AGREEMENT
date for the issuance of the Letter of Credit (which shall be a Business Day),
(c) specify the date on which the Letter of Credit is to expire (which shall be a Business Day), (d) specify the Person for whose benefit such Letter of Credit is to be issued, (e) specify other relevant terms of such Letter of Credit, (f) be accompanied by a completed Letter of Credit Application, (g) state that there shall not exist, on the date of issuance of the requested Letter of Credit and after giving effect thereto, a Default or an Event of Default, and (h) state that all conditions precedent to the issuance of such Letter of Credit have been satisfied.

         "REQUIRED LENDERS" means (a) on any date of determination prior to termination of the Total Revolving Credit Commitment, those Lenders (other than Defaulting Lenders) holding more than sixty-six and two-thirds percent (66-2/3%) of the Total Revolving Credit Commitment (excluding the Revolving Credit Commitments of any Defaulting Lenders), and (b) on any date of determination occurring after the termination of the Total Revolving Credit Commitment, those Lenders (other than Defaulting Lenders) holding more than sixty-six and two-thirds percent (66-2/3%) of the outstanding principal amount of all Loans and the Letter of Credit Exposure (excluding the Loans and Letter of Credit Exposure of any Defaulting Lenders).

         "RESTRICTED SUBSIDIARY" means any Subsidiary of Borrower which has been designated as a Restricted Subsidiary by Borrower and from which Administrative Agent is required to receive a duly executed Subsidiary Guaranty, including, without limitation, the Guarantors.

         "REVOLVING CREDIT COMMITMENT" means, for any Lender as of any date of determination, the amount stated beside such Lender's name on SCHEDULE 2.1 as its "Revolving Credit Commitment," as such amount may be increased or decreased in accordance with this Agreement.

         "SENIOR UNSECURED INDEBTEDNESS" means, as of any date, all Indebtedness (other than Subordinated Indebtedness) of Borrower and its Restricted Subsidiaries which is not secured in whole or in part by any Lien except Permitted Encumbrances (excluding any obligations arising under Capital Leases, notes payable for insurance premiums, non-recourse promissory notes for seller financing, and promissory notes issued as earnest money for contracts).

         "S&P" means Standard and Poor's Ratings Group, a division of McGraw Hill, Inc.

         "S&P RATING" means at any time, with respect to any Person, the rating in effect at such time assigned by S&P.

         "SPECULATIVE LOT" means any Dwelling Lots having a fully or partially constructed dwelling unit thereon which Dwelling Lot is not subject to a bona fide contract for the sale of such Dwelling Lot to a third party, excluding Developed Lots containing Dwellings used as Models.

         "SUBORDINATED INDEBTEDNESS" means any Indebtedness of Borrower or any of its Restricted Subsidiaries that is subordinated to the Obligations on terms and conditions reasonably acceptable to Administrative Agent.

         "SUBSIDIARY" means, as applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests, is at the time owned by such Person,



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

or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or susceptible to being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. Unless the context otherwise requires, "SUBSIDIARIES" as used herein shall mean the Subsidiaries of Borrower.

         "SUBSIDIARY GUARANTY" means a guaranty agreement in the form of EXHIBIT H pursuant to which each Restricted Subsidiary guarantees the full and faithful payment and performance of all of the Obligations.

         "TANGIBLE NET WORTH" means, with respect to Borrower and its Restricted Subsidiaries, the net worth of Borrower and its Restricted Subsidiaries, as defined under GAAP, less all "intangible assets" (other than intangible assets existing on the Agreement Date incurred prior to March 31, 1998).

         "TAXES" means, for any Person, taxes, assessments, duties, levies, imposts, deductions, charges, or withholdings, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

         "TOTAL LIABILITIES" means all items required by GAAP to be set forth as "liabilities" on Borrower's and its Restricted Subsidiaries' consolidated balance sheet.

         "TOTAL REVOLVING CREDIT COMMITMENT" means, as of any date of determination, the sum of all Revolving Credit Commitments for all Lenders then in effect.

         "UNREIMBURSED AMOUNT" is defined in SECTION 2.4(c).

         "UNRESTRICTED SUBSIDIARIES" means Subsidiaries of Borrower which are not Restricted Subsidiaries.

         "UNUSED COMMITMENT" means, as of any date, the amount by which (a) the Total Revolving Credit Commitment on such date exceeds (b) the Commitment Usage as of such date.

         "UNUSED COMMITMENT FEE" means those certain fees paid by Borrower to Lenders pursuant to SECTION 2.5(b).

         1.2 OTHER INTERPRETIVE PROVISIONS.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Unless otherwise specified herein, ARTICLE, SECTION, EXHIBIT, and SCHEDULE references are to this Agreement.

                  (iii) The term "including" is by way of example and not limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements, and other writings, however evidenced.



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

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and "the word "through" means "to and including."

         (d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.3 ACCOUNTING TERMS. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed herein.

         1.4 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements, and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements, and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Applicable Law.

         1.5 TIME REFERENCES. Unless otherwise specified in the Loan Documents time references are to Central Standard Time or Central Daylight Time (as applicable).

                                    ARTICLE 2

                           LOANS AND LETTERS OF CREDIT

         2.1 EXTENSION OF CREDIT. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in this Agreement and the other Loan Documents, Lenders agree, severally in accordance with their respective Commitment Ratios, and not jointly, to extend credit to Borrower in an aggregate principal amount not to exceed the Total Revolving Credit Commitment and Letter of Credit Issuer agrees to issue Letters of Credit on behalf of Borrower in an aggregate face amount not to exceed the Letter of Credit Sublimit, all as provided below:

         (a) The Loans. Subject to the terms and conditions of this Agreement and provided that no Default or Event of Default exists, Lenders agree, severally in accordance with their Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to Borrower, prior to the Maturity Date, amounts which in the aggregate do not exceed the Total Revolving Credit Commitment; provided that (i) the Commitment Usage may not exceed the Total Revolving Credit Commitment, and (ii) the sum of the outstanding principal amount of all Loans plus the aggregate unpaid reimbursement obligations in respect of drawings under all Letters of Credit may not exceed the Available Loan Commitment. Advances under the Total Revolving Credit Commitment may be repaid and reborrowed from time to time on a revolving basis as set forth herein. Each Lender's obligation to lend to Borrower hereunder shall terminate on the Maturity Date (unless sooner terminated hereunder).

         (b) The Letters of Credit. Subject to the terms and conditions of this Agreement and provided that no Default or Event of Default exists, Letter of Credit Issuer agrees to issue Letters of Credit for the account of Borrower pursuant to SECTION 2.4 in an aggregate amount for Borrower at any



REVOLVING CREDIT AGREEMENT

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

one time not to exceed the Letter of Credit Sublimit; provided that the Commitment Usage may not exceed the Total Revolving Credit Commitment.

         (c) Use of Loan Proceeds. Administrative Agent, Lenders, and Borrower agree that the proceeds of the Loans and the Letters of Credit issued under
SECTION 2.4 shall be used for general corporate purposes, including, without limitation, working capital support, home construction, lot acquisition, lot development, land acquisition, asset acquisitions, and stock acquisitions.

         2.2 MANNER OF BORROWING AND DISBURSEMENT UNDER LOANS.

         (a) Advances. Borrower shall give Administrative Agent irrevocable written notice for Advances under the Loans not later than 12:00 noon on the day immediately preceding the date of the requested Advance in the form of a Request for Advance, or notice by telephone or telecopy followed immediately by a Request for Advance; provided, however, that the failure by Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given. Each Advance hereunder shall be in principal amounts of not less than $5,000,000 and in integral multiples of $1,000,000. Subsequent to the initial Advance of the Loans made on the Agreement Date, Borrower may not request, in the aggregate, more than (i) two (2) Advances in any calendar month plus (ii) four (4) additional Advances in any twelve (12) calendar month period. In any event, Borrower may not request, in the aggregate, more than twenty-eight (28) Advances in any twelve (12) calendar month period.

         (b) Notification of Lenders. Upon receipt of a Request for Advance or notice by telephone or telecopy, Administrative Agent shall promptly (and in any event, by the close of business on the Business Day immediately preceding the Business Day on which such Advance is to be made) notify each Lender by telephone or telecopy of the requested Advance, the date on which the Advance is to be made, the amount of the Advance, and the amount of such Lender's portion of the applicable Advance based upon such Lender's Commitment Ratio. Each Lender shall, not later than 12:00 noon on the date specified in such notice, make available to Administrative Agent at Administrative Agent's office, or at such account as Administrative Agent shall designate, the amount of its portion of the applicable Advance in immediately available funds.

         (c) Disbursement. Prior to 2:00 p.m. on the date of an Advance hereunder, Administrative Agent shall, subject to the satisfaction of the conditions set forth in this Agreement, disburse the amounts made available to Administrative Agent by Lenders in immediately available funds by (i) transferring the amounts so made available by wire transfer pursuant to the instructions of Borrower, or (ii) in the absence of such instructions, crediting the amounts so made available to the account of Borrower maintained with Administrative Agent or an Affiliate of Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the date of any Advance that such Lender will not make available to Administrative Agent such Lender's ratable portion of such Advance, and so long as notice has been given as provided in SECTION 2.2(b), Administrative Agent may assume that such Lender has made such portion available to Administrative Agent on the date of such Advance and Administrative Agent may, in its sole discretion and in reliance upon such assumption, without any obligation hereunder to do so, make available to Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to Administrative Agent, then such Lender agrees to repay to Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent for the first two (2) days that such amount is not repaid, at the Federal Funds Rate, and, thereafter, at the Federal Funds Rate plus four percent (4%) per annum. If such Lender shall repay to Administrative Agent such corresponding amount, then such amount so repaid shall constitute such



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

Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon Administrative Agent's demand therefor, then Administrative Agent may notify Borrower, and Borrower shall immediately pay such corresponding amount to Administrative Agent, together with all interest accrued thereon and on the same terms and conditions that would have applied to such Advance had such Lender funded its portion thereof. Any payments received by Administrative Agent following such demand shall be applied in repayment of amounts owed to Administrative Agent hereunder prior to any other application. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender. In the event that, at any time when no Default or Event of Default exists, a Lender for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall (i) be automatically deemed to have transferred to the Lender serving as Administrative Agent all of such non-funding Lender's right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and (ii) not be entitled to receive payments of principal, interest, or fees from Borrower in respect of such Advances which such Lender failed to make.

         2.3 INTEREST ON LOANS.

         (a) Prior to Default. Interest on Loans shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed during each calendar month and shall be payable at a simple interest rate equal to the Applicable Rate times the principal balance outstanding from time to time under the Notes for the number of days such principal amounts are outstanding during such calendar month. Interest then outstanding shall be due and payable in arrears as provided in SECTION 2.7.

         (b) Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Required Lenders shall have the option (but shall not be required to give prior notice thereof to Borrower to accelerate the maturity of the Loans or to exercise any other rights or remedies hereunder in connection with the exercise of this right) to charge interest on the outstanding principal balance of the Loans and any Unreimbursed Amounts (to the extent provided in SECTION 2.4(c)(iii)) at the Default Rate from the date of such Event of Default. Such interest shall be payable on the earliest of demand, the first (1st) Business Day of the next calendar month or the Maturity Date and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Required Lenders) of such Event of Default, (ii) agreement by the Required Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

         2.4 ISSUANCE AND ADMINISTRATION OF LETTERS OF CREDIT.

         (a) Agreement to Issue Letters of Credit.

                  (i) Subject to the terms and conditions set forth herein: (A) Letter of Credit Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this SECTION 2.4, (1) from time to time on any Business Day during the period from the Agreement Date until the Letter of Credit Expiration Date, to issue Letters of Credit (denominated in Dollars) for the account of Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with SUBSECTION (b) below, and (2) to honor drafts under the Letters of Credit; and (B) Lenders severally agree to participate in Letters of Credit issued for the account of Borrower; provided that Letter of Credit Issuer shall not be obligated to issue, and no Lender shall be obligated to



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                                     - 19 -
         participate in, any Letter of Credit if as of the date of issuance of such Letter of Credit, (x) the Commitment Usage would exceed the Total Revolving Credit Commitment, (y) such Lender's Commitment Ratio of the principal amount of all Loans plus such Lender's Commitment Ratio of the Letter of Credit Exposure would exceed such Lender's Revolving Credit Commitment, or (z) the Letter of Credit Exposure would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) Letter of Credit Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment, or decree of any
                  Governmental Authority shall by its terms purport to enjoin or restrain Letter of Credit Issuer from issuing such Letter of Credit, or any Applicable Law applicable to Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Letter of Credit Issuer shall prohibit, or request that Letter of Credit Issuer refrain from, the issuance of Letters of Credit generally or such Letter of Credit in particular or shall impose upon Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve, or capital requirement (for which Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Agreement Date, or shall impose upon Letter of Credit Issuer any unreimbursed loss, cost, or expense which was not applicable on the Agreement Date and which Letter of Credit Issuer in good faith deems material to it;

                           (B) subject to SECTION 2.4(b)(iii), the expiry date
                  of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all Lenders have approved such expiry date;

                           (D) such Letter of Credit is in a face amount less
                  than $10,000; or

                           (E) such Letter of Credit is not a Performance Letter
                  of Credit.

                  (iii) Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if (A) Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (iv) Subject to the satisfaction by Borrower of the conditions precedent to the issuance of Letters of Credit hereunder (including those set forth in SECTION 4) and in accordance with SECTION 2.4(b), letters of credit issued under the Existing Agreement ("EXISTING LETTERS OF CREDIT") may, at the request of Borrower, be renewed and extended as Letters of Credit hereunder. In such event, any such Existing Letters of Credit shall be deemed to be Letters of Credit hereunder for all purposes.



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         (b) Procedures for Issuance and Amendment of Letters of Credit;
Evergreen Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to Letter of Credit Issuer (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Signatory of Borrower. Such Letter of Credit Application must be received by Letter of Credit Issuer and Administrative Agent not later than 10:00 a.m., at least five (5) Business Days (or such later date and time as Letter of Credit Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as Letter of Credit Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to Letter of Credit Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as Letter of Credit Issuer may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, Letter of Credit Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from Borrower and, if not, Letter of Credit Issuer will provide Administrative Agent with a copy thereof. Upon receipt by Letter of Credit Issuer of confirmation from Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower or enter into the applicable amendment or extension, as the case may be. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Letter of Credit Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender's Commitment Ratio times the amount of such Letter of Credit.

                  (iii) If Borrower so requests in any applicable Letter of Credit Application, then Letter of Credit Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "EVERGREEN LETTER OF CREDIT"); provided that any such Evergreen Letter of Credit must permit Letter of Credit Issuer to prevent any such renewal at least once in each twelve
         (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NONRENEWAL NOTICE DATE") in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by Letter of Credit Issuer, Borrower shall not be required to make a specific request to Letter of Credit Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, Lenders shall be deemed to have authorized (but may not require) Letter of Credit Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that Letter of Credit Issuer shall not permit any such renewal if (A) Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date from Administrative Agent, any Lender, or



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

         Borrower that one (1) or more of the applicable conditions specified in
         SECTION 4.2 is not then satisfied. Notwithstanding anything to the contrary contained herein, Letter of Credit Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, Letter of Credit Issuer will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Upon any drawing under any Letter of Credit, Letter of Credit Issuer shall notify Borrower and Administrative Agent thereof. Not later than 10:00 a.m. on the next Business Day following the date of notice of any payment by Letter of Credit Issuer under a Letter of Credit (each such date, an "HONOR DATE"), Borrower shall reimburse Letter of Credit Issuer through Administrative Agent in an amount equal to the amount of such drawing, together with interest on the amount of such drawing from the date of such drawing until reimbursed at the rate per annum equal to the Applicable Rate. If Borrower fails to so reimburse Letter of Credit Issuer by such time, then Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing and any interest thereon (the "UNREIMBURSED AMOUNT"), and such Lender's Commitment Ratio thereof. In such event, Borrower shall be deemed to have requested an Advance to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in SECTION 2.2, but subject to the conditions set forth in SECTION 4.2 (other than the delivery of a Request for Advance). Any notice given by Letter of Credit Issuer or Administrative Agent pursuant to this SECTION 2.4(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as Letter of Credit Issuer) shall upon any notice pursuant to SECTION 2.4(c)(i) make funds available to Administrative Agent for the account of Letter of Credit Issuer at Administrative Agent's office in an amount equal to its Commitment Ratio of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of SECTION 2.4(c)(iii), each Lender that so makes funds available shall be deemed to have made an Advance to Borrower in such amount. Administrative Agent shall remit the funds so received to Letter of Credit Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by an Advance because the conditions set forth in
         SECTION 4.2 cannot be satisfied, Borrower shall be deemed to have incurred from Letter of Credit Issuer a Letter of Credit Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to Administrative Agent for the account of Letter of Credit Issuer pursuant to SECTION 2.4(c)(ii) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Lender in satisfaction of its participation obligation under this
         SECTION 2.4.

                  (iv) Until each Lender funds its Advance or Letter of Credit Advance pursuant to this SECTION 2.4(c) to reimburse Letter of Credit Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Commitment Ratio of such amount shall be solely for the account of Letter of Credit Issuer.



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

                  (v) Each Lender's obligation to make Advances or Letter of Credit Advances to reimburse Letter of Credit Issuer for amounts drawn under Letters of Credit, as contemplated by this SECTION 2.4(c), shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any set-off, counterclaim, recoupment, defense, or other right which such Lender may have against Letter of Credit Issuer, Borrower, or any other Person for any reason whatsoever;
         (B) the occurrence or continuance of a Default or Event of Default; or
         (C) any other occurrence, event, or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Letter of Credit Issuer for the amount of any payment made by Letter of Credit Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to Administrative Agent, for the account of Letter of Credit Issuer, any amount required to be paid by such Lender pursuant to the foregoing provisions of this
         SECTION 2.4(c) by the time specified in SECTION 2.4(c)(ii), then Letter of Credit Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Letter of Credit Issuer for the first two (2) days that such amount is not repaid, at the Federal Funds Rate, and, thereafter, at the Federal Funds Rate plus four percent (4%) per annum. A certificate of Letter of Credit Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this CLAUSE (VI) shall be conclusive absent manifest error.

                  (vii) Borrower shall pay to Letter of Credit Issuer, promptly upon demand, the amount of any fees (in addition to the fees described in SECTION 2.5) which Letter of Credit Issuer customarily charges to a Person similarly situated in the ordinary course of its business for amending Letters of Credit and Letter of Credit Applications, for honoring drafts, and taking similar action in connection with Letters of Credit, together with all reasonable out-of-pocket expenses of Letter of Credit Issuer incurred in connection therewith.

                  (viii) Administrative Agent and Letter of Credit Issuer shall provide to Lenders periodic information, but not more often than quarterly, regarding outstanding Letters of Credit (including issue date, expiry date, beneficiary, Evergreen Letters of Credit, and amount), the Letter of Credit Exposure, and each Lender's Commitment Ratio thereof.

         (d) Repayment of Participations.

                  (i) At any time after Letter of Credit Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's Letter of Credit Advance in respect of such payment in accordance with SECTION 2.4(c), if Administrative Agent receives for the account of Letter of Credit Issuer any payment related to such Letter of Credit (whether directly from Borrower or otherwise, including proceeds of cash collateral applied thereto by Administrative Agent), or any payment of interest thereon, then Administrative Agent will distribute to such Lender its Commitment Ratio thereof in the same funds as those received by Administrative Agent.

                  (ii) If any payment received by Administrative Agent from any Lender for the account of Letter of Credit Issuer pursuant to SECTION 2.4(c)(i) is required to be returned, then each Lender shall pay to Administrative Agent, for the account of Letter of Credit Issuer, its



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

         Commitment Ratio thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, for the first two (2) days that such amount is not repaid, at the Federal Funds Rate, and, thereafter, at the Federal Funds Rate plus four percent (4%) per annum.

         (e) Obligations Absolute. The obligation of Borrower to reimburse Letter of Credit Issuer for each drawing under each Letter of Credit, and to repay each Letter of Credit Borrowing and each drawing under a Letter of Credit that is refinanced by an Advance, shall be absolute, unconditional, and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto; (ii) the existence of any claim, counterclaim, set-off, defense, or other right that Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Letter of Credit Issuer, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating hereto or thereto, or any unrelated transaction; (iii) any draft, demand, certificate, or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv) any payment by Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower. Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will as soon as practicable notify Letter of Credit Issuer. Borrower shall be conclusively deemed to have waived any such claim against Letter of Credit Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of Letter of Credit Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates, and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants, or assignees of Letter of Credit Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity, or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary, transferee, or any other party (other than Administrative Agent, Letter of Credit Issuer, or any Lender) at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants, or assignees of Letter of Credit Issuer, shall be liable or responsible for any of the matters described in CLAUSES (i) through (v) of SECTION 2.4(e); provided, however, that anything in such clauses to the contrary



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

notwithstanding, Borrower may have a claim against Letter of Credit Issuer, and Letter of Credit Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which were caused by Letter of Credit Issuer's (x) willful misconduct or gross negligence, (y) willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, or (z) payment of a letter of credit against the presentation of any draft or certificate that does not strictly comply with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which, in spite of such appearance on their face of being in order, may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of Administrative Agent, if (i) Letter of Credit Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing which has not been paid by an Advance hereunder, or (ii) as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, then Borrower shall immediately Cash Collateralize the Letter of Credit Exposure (in an amount equal to such Letter of Credit Exposure).

         (h) Applicability of ISP98. Unless otherwise expressly agreed by Letter of Credit Issuer and Borrower when a Letter of Credit is issued, the rules of the International Standby Practices 1998 published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

         (i) Conflict with Letter of Credit Application. Although referenced in any Letter of Credit, terms of any particular agreement or other obligation to the beneficiary are not in any manner incorporated herein. The fees and other amounts payable with respect to each Letter of Credit shall be as provided in this Agreement, drafts under any Letter of Credit shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any Letter of Credit Agreement, the terms of this Agreement shall be controlling.

         (j) INDEMNIFICATION. IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS AGREEMENT, BORROWER HEREBY AGREES TO PROTECT, INDEMNIFY, PAY, AND SAVE ADMINISTRATIVE AGENT, LETTER OF CREDIT ISSUER, AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES (OTHER THAN LOSS OF PROFITS) OF, OR OWED TO THIRD PARTIES, AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), WHICH ADMINISTRATIVE AGENT, LETTER OF CREDIT ISSUER, AND EACH LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LETTER OF CREDIT, OR (B) THE FAILURE OF LETTER OF CREDIT ISSUER TO HONOR A DRAFT UNDER SUCH LETTER OF CREDIT AS A RESULT OF ANY ACT OR OMISSION, WHETHER RIGHTFUL OR WRONGFUL, OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY; PROVIDED THAT BORROWER SHALL HAVE NO LIABILITY TO INDEMNIFY ADMINISTRATIVE AGENT, LETTER OF CREDIT ISSUER, OR ANY LENDER IN RESPECT OF ANY LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ADMINISTRATIVE AGENT, LETTER OF CREDIT ISSUER, AND EACH LENDER OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, OR ATTORNEY IN FACT OF SUCH PERSON OR FROM ANY SUCH LIABILITY ARISING SOLELY OUT OF A CONTROVERSY AMONG ADMINISTRATIVE AGENT, LETTER OF CREDIT ISSUER, AND LENDERS (OR ANY OF THEM). THE PROVISIONS OF AND UNDERTAKINGS AND



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                                     - 25 -

INDEMNIFICATIONS SET FORTH IN THIS SECTION 2.4(j) SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATIONS AND TERMINATION OF THIS AGREEMENT.

         2.5 FEES AND COMMISSIONS ON LOANS AND LETTERS OF CREDIT.

         (a) Fee Letter. Borrower agrees to pay to Administrative Agent the fees set forth in the Fee Letter. Such fees shall be due and payable on the date specified in the Fee Letter, and shall be fully earned when due and non-refundable when paid.

         (b) Unused Commitment Fee. Borrower agrees to pay to Administrative Agent for the benefit of Lenders, in accordance with their respective Commitment Ratios, an Unused Commitment fee (the "UNUSED COMMITMENT FEE"), payable in quarterly installments in arrears, on the eighteenth (18th) day (or, if such day is not a Business Day, then the preceding Business Day) following the last day of each quarter ending March, June, September, and December, with such payment commencing April 18, 2002. Each installment shall be in an amount equal to the product of (a) the rate per annum equal to the Applicable Margin for Commitment Fees times (b) the daily Unused Commitment, in each case for the fiscal quarter preceding the payment date for such quarter; provided, however, that the Unused Commitment Fee determined in accordance with the foregoing calculation shall, commencing with the calendar quarter ending June 30, 2002, be increased by one-tenth of one percent (0.10%) for any calendar quarter in which the average Commitment Usage for that quarter and the immediately preceding calendar quarter (calculated on a combined basis) is not at least thirty-five percent (35%) of the Total Revolving Commitments.

         (c) Letter of Credit Fees. Borrower agrees to pay to Administrative Agent (i) for the benefit of Letter of Credit Issuer and Lenders, a fee on the stated amount of any outstanding Letters of Credit from the date of issuance through the expiration date of each such Letter of Credit in an amount equal to the Applicable Margin in respect of such Letter of Credit (the "LETTER OF CREDIT FEES"), and (ii) for the benefit of Letter of Credit Issuer, the Fronting Fee (which Fronting Fee shall be due and payable on the date of issuance and renewal). Borrower shall pay, on the eighteenth (18th) calendar day of each month, the Letter of Credit Fees, which have accrued as of the first (1st) day of such month, which Letter of Credit Fees shall be fully earned when due and non-refundable when paid.

         (d) Fees Generally. All fees (except for the Fronting Fee) shall be calculated on the basis of a hypothetical year of 360 days for the actual number of days elapsed. Administrative Agent shall, promptly after receipt of the Unused Commitment Fees and Letter of Credit Fees, distribute such fees to Lenders in accordance with their respective Commitment Ratios.

         2.6 NOTES, LOAN AND LETTERS OF CREDIT ACCOUNTS.

         (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. Each Lender shall be issued a Note payable to the order of such Lender in accordance with the Revolving Credit Commitment of such Lender. The Notes shall be issued by Borrower to all Lenders and shall be duly executed and delivered by Authorized Signatories.

         (b) Each Lender, as the case may be, may open and maintain on its books in the name of Borrower a loan account with respect to the Loans and interest thereon and a letter of credit account with respect to its obligations pursuant to Letters of Credit. Each Lender which opens such accounts in respect of the Loans shall debit the applicable loan account for the principal amount of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on the Loans. Each Lender which opens such accounts in respect of the Letters of Credit



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                                     - 26 -
shall debit the applicable account for the amount of each Advance made by it and accrued interest thereon, and shall credit such account for each payment on account of principal and interest of Letter of Credit Advances. The records of each Lender with respect to the accounts maintained by it shall be prima facie evidence of the Loans and Letter of Credit Obligations and accrued interest thereon, but the failure to maintain such records shall not impair the obligation of Borrower to repay Indebtedness hereunder.

         (c) Administrative Agent and Letter of Credit Issuer may maintain in accordance with their usual practice records of account evidencing the Indebtedness of Borrower resulting from Advances under the Loans and each drawing under a Letter of Credit. In any legal action or proceeding in respect of this Agreement, the entries made in such record shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations of Borrower therein recorded. Failure of Letter of Credit Issuer to maintain any such record shall not excuse Borrower from the obligation to pay such Indebtedness. To the extent that the records of Administrative Agent or Letter of Credit Issuer conflict with the records of Lenders maintained pursuant to
SECTION 2.6(b) above, absent manifest error, the records of Administrative Agent or Letter of Credit Issuer, as the case may be, shall control.

         (d) Each Advance from Lenders under this Agreement shall be made pro rata on the basis of their respective applicable Commitment Ratios.

         (e) Each Advance made on account of drawing under Letters of Credit shall be made pro rata by Lenders on the basis of their respective Commitment Ratios.

         2.7 REPAYMENT OF LOANS AND LETTERS OF CREDIT.

         (a) Interest. Borrower shall pay, on the eighteenth (18th) calendar day of each month, all interest on the Loans which has accrued as of the first (1st) calendar day of such month, commencing on the eighteenth (18th) calendar day of the first (1st) calendar month following the Agreement Date.

         (b) Letters of Credit. Borrower shall repay all draws upon the Letters of Credit as provided in SECTION 2.4.

         (c) Reconciliation of Loan Inventory. Borrower shall repay certain portions of the outstanding principal of the Loans and accrued and unpaid interest thereon upon the reconciliation of the Loan Funding Availability against the outstanding principal balance under the Notes and other Senior Unsecured Indebtedness as provided in SECTION 3.1.

         (d) Maturity. In addition to the foregoing, a final payment of all Obligations then outstanding shall be due and payable by Borrower on the Maturity Date.

         2.8 MANNER OF PAYMENT.

         (a) Each payment (including any prepayment) by Borrower on account of the principal of or interest on the Loans, fees, and any other amount owed to Lenders or Administrative Agent under this Agreement, the Notes, or the other Loan Documents shall be made, without condition or deduction for any counterclaim, defense, recoupment, or setoff, not later than 12:00 noon on the date specified for payment under this Agreement or such other Loan Document to Administrative Agent to an account designated by Administrative Agent, for the account of Lenders, Letter of Credit Issuer or Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by Administrative Agent after 12:00 noon shall be deemed received on the next Business Day for purposes of interest accrual. In the case of a payment for the account of a Lender



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                                     - 27 -
or Letter of Credit Issuer, then, subject to the provisions of SECTION 2.9 of this Agreement, Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender or Letter of Credit Issuer. If Administrative Agent shall not have received any payment from Borrower as and when due, Administrative Agent will promptly notify Lenders and, if appropriate, Letter of Credit Issuer, accordingly, and Administrative Agent shall not be obligated to make any distributions under this SECTION 2.8.

         (b) Unless Borrower has notified Administrative Agent prior to the date any payment is required to be made by it to Administrative Agent hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to Administrative Agent in immediately available funds, then each Lender shall forthwith on demand repay to Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect. A notice of Administrative Agent to any Lender with respect to any amount owing under this SUBSECTION (b) shall be conclusive, absent manifest error.

         (c) If any payment under this Agreement or any of the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         (d) Borrower may not make payments, in the aggregate, under this Agreement (excluding any payments specifically required pursuant to the terms of this Agreement) more than (i) three (3) times in any calendar month plus (ii) four (4) additional times in any twelve (12) calendar month period. In any event, Borrower may not make, in the aggregate, more than forty (40) payments (excluding any payments specifically required pursuant to the terms of this Agreement) under this Agreement in any twelve (12) calendar month period.

         (e) Borrower agrees to pay principal, interest, fees, and all other amounts due hereunder or under the Notes and Letter of Credit Obligations without set-off or counterclaim or any deduction whatsoever.

         2.9 APPLICATION OF PAYMENTS. Unless otherwise specifically provided in this Agreement or the other Loan Documents, payments made to Administrative Agent or Lenders, or any of them, or otherwise received by Administrative Agent or Lenders, or any of them (from realization on collateral for the Obligations or otherwise), shall be applied (subject to SECTION 2.4(c)) in the following order to the extent such Obligations are then due and payable hereunder: First, to the costs and expenses, if any, incurred by Administrative Agent or Lenders, or any of them, in the collection of such amounts under this Agreement or any of the other Loan Documents, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any collateral for the Obligations; Second, pro rata among Administrative Agent, Letter of Credit Issuer and Lenders based on the total amount of fees then due and payable hereunder or under any other Loan Document and to any other fees and commissions then due and payable by Borrower to Lenders, Letter of Credit Issuer and Administrative Agent under this Agreement or any Loan Document; Third, to any due and unpaid interest which may have accrued on the Loans, pro rata among Lenders based on the outstanding principal amount of the Loans outstanding immediately prior to such payment; Fourth, to any amounts outstanding with respect to draws under



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

Letters of Credit; Fifth, to any unpaid principal of the Loans, pro rata among Lenders based on the principal amount of the Loans outstanding immediately prior to such payment; Sixth, to the extent any Letters of Credit are then outstanding, to Cash Collateralize the Letters of Credit in an amount equal to the outstanding Letter of Credit Exposure; Seventh, to any other Obligations not otherwise referred to in this SECTION 2.9 until all such Obligations are paid in full; Eighth, to actual damages incurred by Administrative Agent, Letter of Credit Issuer or Lenders, or any of them, by reason of any breach hereof or of any other Loan Documents by Borrower or a Restricted Subsidiary; and Ninth, upon satisfaction in full of all Obligations, to Borrower or as otherwise required by law. Notwithstanding the foregoing, after the occurrence and during the continuance of a Default or an Event of Default, payments with respect to items Fourth, and Fifth in the immediately preceding sentence shall be applied to such items based upon the ratio of the Obligations under each of such items to the aggregate Obligations under all of such items. If any Lender shall obtain any payment (whether involuntary or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans then outstanding and such Lender's share of any expenses, fees and other items due and payable to it hereunder, such Lender shall forthwith purchase a participation in the Loans from the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably based on the applicable Commitment Ratios with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation so long as the Obligations are not increased.

         2.10 LENDERS; INCREASE IN TOTAL REVOLVING CREDIT COMMITMENT.

         (a) The Lenders on the Agreement Date shall be the Lenders set forth on
SCHEDULE 2.1 on the Agreement Date.

         (b) After the Agreement Date until the earlier to occur of (i) June 30, 2002, and (ii) thirty (30) days following the closing of Borrower's acquisition of Schuler Homes, Inc., Administrative Agent may, from time to time at the request of Borrower, increase the Total Revolving Credit Commitment by (i) admitting additional Lenders hereunder (each a "SUBSEQUENT LENDER"), or (ii) increasing the Revolving Credit Commitment of any Lender (each an "INCREASING LENDER"), subject to the following conditions:

                  (A) each Subsequent Lender is an Eligible Assignee;

                  (B) Borrower executes (I) a new Note payable to the order of a Subsequent Lender, or (II) a replacement Note payable to the order of an Increasing Lender;

                  (C) each Subsequent Lender executes a signature page to this Agreement;

                  (D) after giving effect to the admission of any Subsequent Lender or the increase in the Revolving Credit Commitment of any Increasing Lender, the aggregate of the Total Revolving Credit Commitment does not exceed $810,000,000;

                  (E) each increase in the Total Revolving Credit Commitment shall be in the minimum amount of $5,000,000 or a greater integral multiple of $1,000,000;



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

                  (F) no admission of any Subsequent Lender shall increase the Revolving Credit Commitment of any existing Lender without the consent of such existing Lender;

                  (G) no Lender shall be an Increasing Lender without the consent of such Lender; and

                  (H) no Default or Event of Default exists.

After the admission of any Subsequent Lender or the increase in the Revolving Credit Commitment of any Increasing Lender, Administrative Agent shall promptly provide to each Lender a new SCHEDULE 2.1 to this Agreement.

         2.11 SET-OFF.

         (a) Set-Off. Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement, irrespective of whether such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 2.11(a) are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         (b) Sharing of Payments. If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations owing to it, or interest thereon, then such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with all Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, then such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest except to the extent that such Benefitted Lender is required to pay interest on such recovery. Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this SECTION 2.11(b) may, to the fullest extent permitted by Applicable Laws, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this SECTION 2.11(b) and will in each case notify Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this SECTION 2.11(b) shall from and after such purchase have the right to give all notices, requests, demands, directions, and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligation purchased.



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

         2.12 YIELD PROTECTION.

         (a) Taxes.

                  (i) Any and all payments by Borrower to or for the account of any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes and withholding related thereto), by the jurisdiction (or any political subdivision thereof) under the Applicable Laws of which such Lender is organized or maintains a lending office (such excluded income and franchise Taxes being "EXCLUDED TAXES"). If Borrower shall be required by any Applicable Law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable under any Loan Document to any Lender, then to the extent permitted under Applicable Law (A) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.12(a)), such Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) Borrower shall make such deductions, (C) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Laws, and (D) within thirty
(30) days after the date of such payment, Borrower shall furnish to Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

                  (ii) In addition, to the extent permitted under Applicable Law Borrower agrees to pay any and all present or future stamp, court, or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement, or registration of, or otherwise with respect to, any Loan Document other than Excluded Taxes (hereinafter referred to as "OTHER TAXES").

                  (iii) If Borrower shall be required to deduct or pay any Taxes (other than Excluded Taxes) or Other Taxes from or in respect of any sum payable under any Loan Document to any Lender, then to the extent permitted under Applicable Law Borrower shall also pay to Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender reasonably determines and specifies as necessary to preserve the after-tax yield (after factoring in all Taxes, including Taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (iv) To the extent permitted under Applicable Law, Borrower agrees to indemnify each Lender for (A) the full amount of Taxes (other than Excluded Taxes) and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 2.12(a)) paid by such Lender, (B) amounts payable under SECTION 2.12(a)(iii), and (C) any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this SECTION 2.12(a)(iv) shall be made within thirty (30) days after the date any Lender makes a demand therefor. At the request of Borrower and at Borrower's sole cost and expense, each Lender agrees to take such steps as Borrower shall reasonably request to recover such Taxes and Other Taxes including the filing of protests, requests for refunds, and other similar actions.

         (b) Increased Cost and Reduced Return; Capital Adequacy.

                  (i) If any Lender reasonably determines for the Loans and for other similar loans made by such Lender to similar borrowers that as a result of the introduction of or any change in or in the interpretation of any Applicable Law of the United States, or such Lender's compliance



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

         therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding, or maintaining Loans at the Eurodollar Rate or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this SUBSECTION (i) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which SECTION 2.12(a) shall govern), and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Applicable Laws of which such Lender is organized or has its lending office), then from time to time upon demand of such Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

                  (ii) If any Lender reasonably determines for the Loans and for other similar loans made by such Lender to similar borrowers that the introduction of any Applicable Law of the United States regarding reserves or capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its applicable lending office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any Person controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to reserves or capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) Matters Applicable to all Requests for Compensation. A certificate of Administrative Agent or any Lender claiming compensation under this SECTION
2.12 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (d) Removal of Lenders. Upon any Lender's making a claim for compensation under SECTION 2.12(a) or SECTION 2.12(b), Borrower may remove or replace such Lender in accordance with SECTION 10.2(h).

         (e) Survival. All of Borrower's obligations under this SECTION 2.12 shall survive termination of the Total Revolving Credit Commitment and payment in full of all the other Obligations.

         2.13 MAXIMUM RATE Regardless of any provision contained in any Loan Document, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligations, or any part thereof, any amount in excess of the Maximum Rate, and if any Lender ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under Applicable Laws, (a) treat all Advances and Loans as a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Advances and Loans is for convenience only), (b) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations; provided that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, then Lenders shall refund such excess and, in such event, Lenders receiving such excess shall not, to



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

the extent permitted by Applicable Laws, be subject to any penalties provided by any Applicable Laws for contracting, charging, taking, reserving, or receiving interest in excess of the Maximum Rate. Borrower agrees that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to the Obligations.

                                    ARTICLE 3

                       INVENTORY AND FUNDING AVAILABILITY

         3.1 LOAN FUNDING AVAILABILITY. Unless Borrower has an Investment Grade Rating from any two (2) of Moody's, S&P, and Fitch, at the designated times set forth herein, Administrative Agent and Borrower shall establish a Loan Funding Availability for the Loan Inventory and other Senior Unsecured Indebtedness.

         (a) Calculation of Loan Funding Availability. The Loan Funding Availability shall be equal to the sum of "A" plus "B" plus "C", each as further described below (and subject to the proviso at the end of this subsection (a)):

         A = sixty-five percent (65%) of the sum of all Acquisition Costs for all Lots Under Development which are included in the Loan Inventory. If, after a Land Parcel is designated a Lot Under Development, development of such parcel ceases for thirty (30) calendar days or more (other than by reason of a Force Majeure Delay), at the discretion of Administrative Agent, the Loan Funding Availability for such parcel may be reduced to an amount determined by Administrative Agent (which amount can be zero) until development of such Lot Under Development is resumed to the satisfaction of the Administrative Agent;

         B = sixty-five percent (65%) of the sum of all Acquisition Costs for all Developed Lots included in the Loan Inventory;

         C = eighty-five percent (85%) of the sum of all Acquisition Costs and Construction Costs for all Dwelling Lots included in the Loan Inventory;

provided that the sum of "A" and "B" may not exceed fifty percent (50%) of the amount of Loan Funding Availability.

         (b) Designation of Land Parcels, Lots Under Development, Developed Lots and Dwelling Lots. On or before the fifteenth (15th) calendar day of each calendar month, Borrower shall deliver to Administrative Agent an Inventory Summary Report in the form of EXHIBIT B and incorporated herein. The Inventory Summary Report shall reflect Inventory that Borrower desires to have designated as Loan Inventory. Upon Administrative Agent's receipt of the Inventory Summary Report, Administrative Agent may conduct inspections or reviews of the subject Inventory that Administrative Agent deems appropriate, at the expense of Administrative Agent except as hereinafter expressly provided. Based upon the information in the Inventory Summary Report and the other information compiled by Administrative Agent, Administrative Agent shall determine, in its reasonable discretion, whether a Lot Under Development, Developed Lot or Dwelling Lot not previously designated as part of the Loan Inventory shall be designated part of the Loan Inventory and, if so, whether such Lot Under Development, Developed Lot, or Dwelling Lot shall be designated a Lot Under Development, Developed Lot, or Dwelling Lot.

         (c) Periodic Establishment of Loan Funding Availability. Within two (2) Business Days of Administrative Agent's receipt of an Inventory Summary Report, Administrative Agent shall establish the



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

Loan Funding Availability based on such Inventory Summary Report delivered to Administrative Agent and information compiled by Administrative Agent. In the event Borrower does not submit the Inventory Summary Report in the time and manner set forth above or furnish sufficient information to Administrative Agent to enable Administrative Agent to establish a new Loan Funding Availability, Administrative Agent will establish a Loan Funding Availability based on some or all of the previous information submitted to Administrative Agent by Borrower in the immediately preceding Inventory Summary Report and the information compiled by Administrative Agent, as required hereunder, in connection therewith, as the case may be, or other information available to Administrative Agent.

         (d) Reconciliation. In the event that the Loan Funding Availability for a particular Funding Period is less than the then outstanding principal amount of all Senior Unsecured Indebtedness, Administrative Agent shall promptly notify Borrower and Lenders thereof. On or before the Reconciliation Date, Borrower shall (i) (A) pay to Administrative Agent a principal payment to be applied to the Loans and any unpaid draws under Letters of Credit and/or (B) provide to Administrative Agent evidence that the principal amount of other Senior Unsecured Indebtedness has been reduced in an aggregate amount sufficient to eliminate the excess of the outstanding principal amount of all Senior Unsecured Indebtedness over the Loan Funding Availability, together with any accrued and unpaid interest on such excess or (ii) provide a revised Inventory Summary Report designating sufficient additional Inventory (which shall be acceptable to Administrative Agent, in its reasonable discretion) as Loan Inventory to cause the Loan Funding Availability to equal or exceed the outstanding principal of all Senior Unsecured Indebtedness.

         (e) Removal/Disapproval of Inventory for Loan Funding Availability. If, at any time Borrower does not have an Investment Grade Rating from any two (2) of Moody's, S&P, and Fitch, Administrative Agent determines, in its reasonable discretion, that any part of the Loan Inventory is not acceptable for inclusion in the calculation of the Loan Funding Availability as a result of an unforeseen material adverse change in the condition of such portion of the Loan Inventory or as a result of the existence of Hazardous Materials in or on any Inventory which are in violation of any warranty, representation, or covenant of the Loan Documents regarding such Hazardous Materials, Administrative Agent may exclude such portion of the Loan Inventory from the calculation of the Loan Funding Availability. If, after such exclusion, the then outstanding principal amount under Senior Unsecured Indebtedness would exceed the Loan Funding Availability, Borrower shall pay to Administrative Agent on the Reconciliation Date immediately following the exclusion of such Loan Inventory, a principal payment on the Loans (or provide to Administrative Agent evidence satisfactory to Administrative Agent that other Senior Unsecured Indebtedness has been reduced) or unpaid draws under Letters of Credit in an amount sufficient to eliminate such excess of the aggregate outstanding principal balance of the Senior Unsecured Indebtedness over the Loan Funding Availability, together with accrued and unpaid interest on such excess.

         (f) Release of Guaranties. Borrower may request the release of any Restricted Subsidiary from the Subsidiary Guaranty and Administrative Agent shall release such Restricted Subsidiary from the Subsidiary Guaranty subject to the following conditions precedent: (i) if Borrower does not have an Investment Grade Rating from at least two (2) of Moody's, S&P, and Fitch, then (A) Borrower has delivered to Administrative Agent an Inventory Summary Report and (B) the Loan Funding Availability established by Administrative Agent pursuant to
SECTION 3.1(e), without consideration of any Inventory owned by such Restricted Subsidiary, is equal to or greater than the amount otherwise required pursuant to this Agreement; (ii) Borrower delivers a certificate to Administrative Agent certifying that no Default or Event of Default exists before and after giving effect to such release; and (iii) no Default or Event of Default exists before and after giving effect to such release. Upon any such release, such Subsidiary shall no longer be deemed a "Restricted Subsidiary."



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

                                    ARTICLE 4

                    LOAN DISBURSEMENTS AND LETTERS OF CREDIT

         4.1 PRIOR TO THE FIRST DISBURSEMENT OR LETTER OF CREDIT. Prior to requesting the first disbursement under the Loans or Letter of Credit hereunder, Borrower shall deliver all of the following items to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent. Administrative Agent and Lenders shall have no obligation to make the first disbursement hereunder and Letter of Credit Issuer shall have no obligation to issue the first Letter of Credit hereunder until all of these items have been so executed and/or delivered to Administrative Agent.

         (a) The Agreement. This Agreement (together with all schedules and exhibits hereto), executed by Borrower, Administrative Agent, Letter of Credit Issuer, and Lenders.

         (b) Notes. A Note executed by Borrower and payable to the order of each Lender.

         (c) Subsidiary Guaranty. A Subsidiary Guaranty from Guarantors in favor of Administrative Agent, Letter of Credit Issuer, and Lenders.

         (d) Taxpayer Identification Number. Borrower's federal taxpayer identification number.

         (e) Documents of Borrower.

                  (i) Organizational Documents of Borrower certified by the office of the Secretary of State in which Borrower is incorporated;

                  (ii) Bylaws of Borrower certified by an officer of Borrower;

                  (iii) Certificate of Existence of Borrower issued by the state in which Borrower is incorporated;

                  (iv) Incumbency Certificate of Borrower reflecting the Authorized Signatories;

                  (v) Corporate resolutions of Borrower certified by an officer of Borrower and authorizing Borrower to enter into this Agreement and execute all related documents and Loan Documents applicable to the Loans and the Letters of Credit; and

                  (vi) Documentation evidencing Borrower's qualification to do business for each state in which any part of the Loan Inventory owned by Borrower is located certified by the office of the Secretary of State of such state.

         (f) Documents of Guarantors.

                  (i) Organizational Documents of each Guarantor certified by an officer of such Guarantor;

                  (ii) Authority Documents of each Guarantor certified by an officer of such Guarantor;



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

                  (iii) Incumbency Certificate of each Guarantor reflecting the Authorized Signatories; and

                  (iv) Resolutions of each Guarantor certified by an officer of such Guarantor and authorizing such Guarantor to enter into the Subsidiary Guaranty and execute all related documents and Loan Documents applicable to such Guarantor.

         (g) Compliance Certificate. A certificate signed by an Authorized Signatory of Borrower in the form of EXHIBIT E showing compliance by Borrower with SECTION 6.7.

         (h) Payment of Existing Indebtedness. Payment of all outstanding Indebtedness under the Existing Agreement on the date hereof, termination of such Existing Agreement and release of Borrower from all liabilities and obligations thereunder, except with respect to letters of credit issued thereunder and outstanding on the Agreement Date until such letters of credit expire according to their respective terms or are replaced with Letters of Credit issued hereunder.

         (i) Attorney's Opinions. The written opinions of counsel to (i) Administrative Agent that the Loan Documents are legal, valid, and binding obligations of Borrower and each Guarantor (as applicable) and are enforceable in accordance with their terms, and (ii) Borrower and Guarantors in form and content acceptable to Administrative Agent and which address the following matters:

                  (A) Existence, Due Authorization and Execution. Each of Borrower and each Guarantor is duly organized and existing as a corporation, a limited liability company, or a partnership (as the case may be) and is in good standing and qualified to do business under the laws of Borrower's or such Guarantor's (as the case may be) state of organization and that the Loan Documents evidencing the Loans and the Subsidiary Guaranty (as applicable) have been properly executed and delivered by the persons authorized to do so; and

                  (B) Miscellaneous. As to such other matters as Administrative Agent, counsel to Administrative Agent or Lenders may reasonably request.

         (j) Other Documents. Other documents that Administrative Agent may reasonably require.

         (k) Fees. Payment of all fees and expenses payable on the Agreement Date to Lenders, Letter of Credit Issuer, and Administrative Agent.

         (l) Insurance. Certificate(s) of insurance required pursuant to SECTION 6.11.

In addition, Administrative Agent and Lenders shall have no obligation to make the first disbursement hereunder and Letter of Credit Issuer shall have no obligation to issue the first Letter of Credit hereunder if, as of such first disbursement or Letter of Credit, a Material Adverse Event has occurred.

         4.2 ALL DISBURSEMENTS AND LETTERS OF CREDIT. Administrative Agent and Lenders shall have no obligation to make any disbursements and Letter of Credit Issuer shall have no obligation to issue any Letters of Credit until all of the following conditions precedent are satisfied:

         (a) Inventory Summary Report. Borrower shall have executed and delivered to Administrative Agent the Inventory Summary Report that Borrower is required to deliver pursuant to SECTION 3.1(b).



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

         (b) Request for Advance. Borrower shall have executed and delivered to Administrative Agent the Request for Advance that Borrower is required to deliver pursuant to SECTION 2.2 or the Request for Issuance of Letter of Credit that Borrower is required to deliver pursuant to SECTION 2.4 in connection with any issuance of a Letter of Credit hereunder, as the case may be.

         (c) Representations and Warranties; Performance of Agreements. As of the date of the requested disbursement or issuance of a Letter of Credit, as the case may be, the representations and warranties in Loan Documents are true, correct, and complete in all material respects as if made on and as of such date (unless they speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by this Agreement).

         (d) No Default. No Default or Event of Default exists or would be caused by the making of the requested disbursement or issuance of a Letter of Credit, as the case may be.

         (e) No Injunction or Restraining Order. No order, judgment, or decree of any Governmental Authority shall purport to enjoin or restrain any Lender or Letter of Credit Issuer from making the requested disbursement or issuance of a Letter of Credit, as the case may be.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties with respect to the Loan Documents and the obligations thereunder to Administrative Agent, Letter of Credit Issuer, and Lenders:

         5.1 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each of Borrower and each Guarantor (a) is a corporation, partnership, or limited liability company duly organized or formed, validly existing, and in good standing under the Applicable Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents, and approvals to own its assets, carry on its business, and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Applicable Laws of each jurisdiction where its ownership, lease, or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Applicable Laws, except in each case referred to in clause (c) or this clause
(d), to the extent that failure to do so would not individually or in the aggregate result in a Material Adverse Event.

         5.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery, and performance by each of Borrower and each Guarantor of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any contractual obligation to which such Person is a party or any order, injunction, writ, or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Applicable Law.

         5.3 BINDING EFFECT. Each Loan Document has been duly executed and delivered by Borrower and each Guarantor that is party thereto. Each Loan Document constitutes the legal, valid, and binding obligation of Borrower and each Guarantor that is a party thereto, enforceable against Borrower and each Guarantor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.



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         5.4 NO DEFAULT. Neither Borrower nor any Subsidiary is in default under or with respect to any obligation which would result in a Material Adverse
Event. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.5 TAXES. Borrower and its Subsidiaries have filed all Federal, state, and other material Tax returns and reports required to be filed, and have paid all Federal, state, and other material Taxes levied or imposed upon them or their properties, income, or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax assessment against Borrower or any Subsidiary that would, if made, result in a Material Adverse Event.

         5.6 HAZARDOUS MATERIALS. To the best of Borrower's knowledge and belief and based on environmental assessments of the Inventory obtained by Borrower, except to the extent disclosed to Administrative Agent in environmental assessments or other writings or to the extent that it would not materially and adversely affect the use and marketability of any Inventory, (a) the Inventory has not been and is not now being used in violation of any federal, state or local Environmental Law, (b) no proceedings have been commenced, or notice(s) received, concerning any alleged violation of any such Environmental Law, and
(c) the Inventory is free of Hazardous Materials the removal of which is required or the maintenance of which is restricted, prohibited, or penalized by any federal, state, or local Governmental Authority except as set forth in the site assessments.

         5.7 LITIGATION. As of the Agreement Date, neither Borrower nor any Restricted Subsidiary is a party to any litigation having a reasonable probability of being adversely determined against Borrower or any Restricted Subsidiary which, if adversely determined, would result in a Material Adverse Event.

         5.8 FULL DISCLOSURE. There is no material fact or condition relating to the Loan Documents or the financial condition, business, or property of Borrower or any Restricted Subsidiary which would be a Material Adverse Event and which has not been related, in writing, to Administrative Agent and Lenders. All information heretofore furnished by or on behalf of Borrower or any Restricted Subsidiary to any Lender or Administrative Agent in connection with the Loan Documents was, and all such information hereafter furnished by Borrower or any Restricted Subsidiary to any Lender or Administrative Agent will be, true and accurate in all material respects or, with respect to projections, based on reasonable estimates on the date as of which such projections are stated or certified.

         5.9 FINANCIAL STATEMENTS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of Borrower and its Subsidiaries as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments). There were no material liabilities, direct or indirect, fixed or contingent, of Borrower and its Subsidiaries as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected. Except for the transaction evidenced by the Loan Documents, there have been no changes in the consolidated financial condition of Borrower and its Subsidiaries from that shown in the Current Financials after the date or dates thereof which would be a Material Adverse Event.

         5.10 INSURANCE. Borrower and each Restricted Subsidiary maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.



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         5.11 COMPLIANCE WITH LAWS. Neither Borrower nor any of its Restricted
Subsidiaries is in violation of any Applicable Laws (including ERISA), other than such violations which would not, individually or collectively, be a Material Adverse Event. Neither Borrower nor any of its Restricted Subsidiaries has received notice alleging any non-compliance with any Applicable Laws, except for such non-compliance which no longer exists or which would not be a Material Adverse Event.

         5.12 REGULATION U. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, for a purpose which violates any Applicable Law, including the provisions of Regulation U or Regulation X. "Margin Stock" (as defined in Regulation U) constitutes less than twenty-five percent (25%) of those assets of Borrower and its Subsidiaries that are subject to any limitation on sale, pledge, or similar restrictions hereunder.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

         Borrower makes the following affirmative covenants with respect to the Loan Documents and the obligations thereunder to Administrative Agent, Letter of Credit Issuer, and Lenders:

         6.1 PAYMENT. Borrower shall pay when due all sums owing under this Agreement, the Notes, and the other Loan Documents executed by Borrower.

         6.2 PERFORMANCE. Borrower shall perform all Obligations under this Agreement, the Notes, and the other Loan Documents executed by Borrower.

         6.3 ADDITIONAL INFORMATION. On request of Administrative Agent and subject to SECTION 10.12, Borrower shall deliver to Administrative Agent and/or Letter of Credit Issuer any reports prepared in the ordinary course of business or provide other information with respect to the business, assets (including the Inventory), and liabilities of Borrower and its Subsidiaries within the possession or control of Borrower that Administrative Agent and/or Letter of Credit Issuer may reasonably request including, without limitation, surveys, if available, and acquisition closing documentation.

         6.4 QUARTERLY FINANCIAL STATEMENTS AND OTHER INFORMATION. Within forty-five (45) days after the last day of each quarter in each fiscal year of Borrower, except the last quarter in each such fiscal year of Borrower, Borrower shall deliver to Administrative Agent the Form 10-Q of Borrower as filed with the Securities and Exchange Commission. Within ten (10) days from the date of filing, Borrower shall provide to Administrative Agent a copy of every other report filed by Borrower with the Securities and Exchange Commission under the Exchange Act and a copy of each registration statement filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

         6.5 COMPLIANCE CERTIFICATES. Borrower shall, within forty-five (45) days from the end of each fiscal quarter of Borrower, provide to Administrative Agent a certificate signed by an Authorized Signatory of Borrower in the form of EXHIBIT E setting forth such calculations required to establish whether Borrower was in compliance with SECTION 6.7 and setting forth a list of all Guarantors as of the last day of such fiscal quarter.

         6.6 ANNUAL FINANCIAL STATEMENTS AND INFORMATION; CERTIFICATE OF NO DEFAULT. Within one hundred (100) days after the end of each fiscal year of Borrower, Borrower shall deliver to



REVOLVING CREDIT AGREEMENT

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

Administrative Agent the Form 10-K of Borrower as filed with the Securities and Exchange Commission, together with the audited consolidated financial statements of Borrower (which shall be prepared by an independent accounting firm of recognized standing).

         6.7 FINANCIAL AND INVENTORY COVENANTS. Until the Obligations are repaid in full and the expiration or termination of all Letters of Credit and the Total Revolving Credit Commitment, Borrower shall adhere to the following financial covenants (after giving effect to any Financial Covenant Carve Out), all on a consolidated basis with the Restricted Subsidiaries and determined as of the last day of each fiscal quarter of Borrower:

         (a) Borrower shall maintain at all times a Leverage Ratio of not more than 2.25 to 1.

         (b) Borrower shall at all times maintain a ratio of (i) EBITDA to (ii) Fixed Charges of not less than 2.50 to 1.0.

         (c) Borrower shall maintain at all times Tangible Net Worth of not less than the sum of (i) $943,400,000, plus (ii) fifty percent (50%) of annual net profits (with no deduction for any annual net loss) for each fiscal year ending after September 30, 2001, plus (iii) fifty percent (50%) of the aggregate increase in shareholders' equity of Borrower after the date hereof by reason of the issuance of capital stock of Borrower (including upon conversion of Indebtedness into such capital stock but excluding (x) stock issued in connection with an employee stock ownership plan, an employee stock option plan, or an employee stock purchase plan, and (y) any portion of such increase in shareholders' equity attributable to goodwill recognized in connection with an Acquisition).

         (d) The total number of Speculative Lots owned by Borrower and its Restricted Subsidiaries at any given time shall not exceed forty percent (40%) of all Closed Sales during the immediately preceding twelve (12) calendar months; provided, however, that this total amount shall not be operative during any period in which Borrower maintains an Investment Grade Rating by at least two (2) of Moody's, S&P, and Fitch. Models shall not be considered "Speculative Lots" for purposes of this SECTION 6.7(d).

         (e) The costs determined in accordance with GAAP of Developed Lots, Lots Under Development, and Land Parcels owned by Borrower and its Restricted Subsidiaries as of the date of determination shall not exceed one hundred fifty percent (150%) of the Adjusted Tangible Net Worth.

         6.8 PAYMENT OF CONTRACTORS. Borrower shall pay in a timely manner, and shall cause its Restricted Subsidiaries to pay in a timely manner, any and all contractors and subcontractors who conduct work in or on the Inventory, subject to the right of Borrower to contest any amount in dispute, so long as the contesting of such amount is pursued diligently and in good faith. Borrower will advise Administrative Agent in writing immediately if Borrower or any of its Restricted Subsidiaries receives any written notice from any contractor(s), subcontractor(s) or material furnisher(s) to the effect that said contractor(s), subcontractor(s) or material furnisher(s) have not been paid for any labor or materials furnished to or in the Inventory and such outstanding payment or payments are individually or collectively equal to or greater than $1,000,000 per subdivision or $14,000,000 in the aggregate. Borrower will further make available to Administrative Agent, for inspection and copying, on demand, any contracts, bills of sale, statements, receipted vouchers, or agreements, under which Borrower or any Restricted Subsidiary claims title to any materials, fixtures, or articles used in the development of the Loan Inventory or construction of improvements on the Loan Inventory including, without limitation, the Dwellings.



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         6.9 INSPECTION AND APPRAISAL. Upon the reasonable request of
Administrative Agent and subject to SECTION 10.12, Borrower shall, and shall cause each of its Restricted Subsidiaries to, upon reasonable notice, allow Administrative Agent and Lenders and their authorized agents to inspect any of their properties, to review reports, files, and other records maintained in the ordinary course of business, from time to time, during reasonable business hours; provided that unless an Event of Default has occurred and is continuing,
(a) there shall not be more than four (4) such inspections in any calendar year,
(b) each such inspection shall not exceed two (2) Business Days in length, and
(c) such inspections shall be at each Lender's sole cost and expense. Without limiting the foregoing, Borrower shall permit Administrative Agent and Lenders and their authorized agents to enter upon the Inventory during normal working hours and as often as they desire, for the purpose of inspecting or appraising the Loan Inventory or the construction of the Dwellings.

         6.10 HAZARDOUS MATERIALS. Borrower shall promptly transmit to Administrative Agent and Lenders copies of any citations, orders, notices, or other material governmental or other communications received with respect to any Hazardous Materials affecting the Inventory which would materially and adversely affect the use and marketability of such Inventory. Notwithstanding the foregoing, there shall not be a default of this provision should Borrower store or use minimal quantities of Hazardous Materials, provided that such substances are of a type and are held only in a quantity normally used in connection with the construction, occupancy, or operation of comparable buildings or residential developments (such as cleaning fluids and supplies normally used in the day to day operation of residential developments), such substances are being held, stored, and used in complete and strict compliance with all Environmental Laws, and the indemnity set forth below shall always apply to such substances, and it shall continue to be the responsibility of Borrower to take all remedial actions required under and in accordance with this Agreement in the event of any unlawful release of any such substance.

         6.11 INSURANCE. Borrower shall keep the Inventory comprising the Loan Inventory insured by responsible insurance companies in such amounts and against such risks as is customary for owners of similar businesses and properties in the same general areas in which Borrower and its Restricted Subsidiaries operate or, to the customary extent (and in a manner approved by Administrative Agent) Borrower may be self insured. All insurance herein provided for shall be in form and with companies reasonably approved by Administrative Agent. Borrower shall also maintain general liability insurance, workman's compensation insurance, automobile insurance for all vehicles owned by them and any other insurance reasonably required by Administrative Agent, to the extent commercially available at a reasonable cost. On the Agreement Date, Borrower shall deliver to Administrative Agent a copy of a certificate of insurance evidencing the insurance required hereunder. In addition, on the date of delivery of each report required by SECTION 3.1(b), Borrower shall certify to Administrative Agent that all insurance policies required to be maintained hereunder remain in full force and effect.

         6.12 REPORTABLE EVENT. Promptly after Borrower receives notice or otherwise becomes aware thereof, Borrower shall notify Administrative Agent of the occurrence of any Reportable Event with respect to any Plan as to which the Pension Benefit Guaranty Corporation has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that Borrower shall give Administrative Agent notice of any failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code.

         6.13 NOTICES. Borrower shall promptly notify Administrative Agent and each Lender: (a) of the occurrence of any unremedied Default or Event of Default of which Borrower has actual knowledge; (b) of any litigation, investigation, or proceeding affecting Borrower or any Guarantor, which, if adversely determined, would result in a Material Adverse Event; (c) of any material change in accounting



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policies or financial reporting practices by Borrower or any of its
Subsidiaries; and (d) of any announcement by Moody's, S&P, or Fitch (as the case may be) of any change or possible change in a Debt Rating.

         6.14 PRESERVATION OF EXISTENCE, ETC.. Borrower shall, and shall cause each of its Restricted Subsidiaries to, preserve, renew, and maintain in full force and effect its legal existence and good standing under the Applicable Laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits, licenses, and franchises necessary or desirable in the normal conduct of its business, and preserve or renew all of its registered patents, trademarks, trade names, and service marks, the non-preservation of which would result in a Material Adverse Event.

         6.15 COMPLIANCE WITH APPLICABLE LAWS. Borrower shall, and shall cause each of its Restricted Subsidiaries to, comply in all material respects with the requirements of all Applicable Laws applicable to it or to its business or property, except where the failure to comply therewith would not result in a Material Adverse Event.

                                    ARTICLE 7

                               NEGATIVE COVENANTS

         Borrower makes the following negative covenants with respect to the Loan Documents and the obligations thereunder to Administrative Agent, Letter of Credit Issuer, and Lenders:

         7.1 HAZARDOUS MATERIALS. Borrower shall neither permit any Hazardous Materials to be brought on to the Inventory, nor shall it acquire real property to be added to the Loan Inventory upon which any such Hazardous Materials exist, except to the extent disclosed to Administrative Agent in environmental assessments or other writings or to the extent that it would not materially and adversely affect the use and marketability of any Inventory; and if such Hazardous Materials are so brought or found located thereon, such Hazardous Materials shall be immediately removed, with proper disposal, to the extent required by applicable Environmental Laws, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such Environmental Laws.

         7.2 SECURED INDEBTEDNESS. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, incur or permit to exist any Indebtedness which (a) is secured in whole or in part by any of the Inventory or any capital stock or other ownership interests in any of the Restricted Subsidiaries (other than Permitted Encumbrances) or (b) except for provisions in documents evidencing Indebtedness that prohibit the granting of Liens unless such Liens secure such Indebtedness on a pari passu basis with the Obligations, contains any provision requiring Borrower or any Restricted Subsidiary to grant to the lender thereunder any Lien (other than Permitted Encumbrances) at a future date or upon the occurrence of any subsequent event; except that Borrower and its Restricted Subsidiaries may incur (i) Indebtedness in favor of a seller of Inventory to Borrower which is secured solely by the Inventory contemporaneously acquired from such seller, (ii) Indebtedness secured solely by Borrower's headquarters building located in Arlington, Texas or any other office building owned by Borrower or any Restricted Subsidiary, and (iii) Indebtedness secured by any clubhouse located in any development of Borrower or any Restricted Subsidiary.

         7.3 INVESTMENTS. Borrower shall not permit the aggregate amount of assets (as determined in accordance with GAAP) held by Subsidiaries that are not Restricted Subsidiaries to exceed twenty percent (20%) of the assets (as determined in accordance with GAAP) of Borrower and its Subsidiaries, on a consolidated basis.



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

         7.4 FUNDAMENTAL CHANGES. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists at the time thereof or would result therefrom: (a) Borrower may merge or consolidate with any other Person so long as Borrower is the continuing or surviving Person and no Event of Default exists before or after giving effect to such merger or consolidation; (b) any Restricted Subsidiary may merge with Borrower (provided that Borrower shall be the continuing or surviving Person) or any one or more Restricted Subsidiaries;
(c) any Restricted Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower or to another Restricted Subsidiary; and (d) any Restricted Subsidiary may merge, consolidate with or into, or convey, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person in the ordinary course of business.

                                    ARTICLE 8

                              DEFAULT AND REMEDIES

         8.1 DEFAULTS. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

         (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made; or

         (b) Borrower shall default in the payment of any principal, interest or other monetary amounts payable hereunder or under the Notes, or any of them, or under the other Loan Documents which payment default (other than payment due on the Maturity Date) is not cured within five (5) calendar days of Borrower's receipt of notice from Administrative Agent; or

         (c) Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this SECTION 8.1, and such default shall not be cured to the Required Lenders' satisfaction within a period of forty-five (45) days from the date Borrower receives notice from Administrative Agent with respect thereto; or

         (d) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this SECTION 8.1 of this Agreement) or the Subsidiary Guaranty, which shall not be cured to the Required Lenders' satisfaction within the applicable cure period, if any, provided for in such Loan Document or forty-five (45) days from the date Borrower receives notice from Administrative Agent with respect thereto if no cure period is provided in such Loan Document; or

         (e) There shall be entered a decree or order for relief in respect of Borrower or any of its Restricted Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of Borrower or any of its Restricted Subsidiaries, or of any substantial part of their respective properties, or ordering the



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

winding-up or liquidation of the affairs of Borrower or any of its Restricted Subsidiaries, or an involuntary petition shall be filed against Borrower or any of its Restricted Subsidiaries, and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days; or

         (f) Borrower or any of its Restricted Subsidiaries shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, make an assignment for the benefit of creditors, or Borrower or any of its Restricted Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Borrower or any of its Restricted Subsidiaries, or of any substantial part of their respective properties, or Borrower or any of its Restricted Subsidiaries shall fail generally to pay their respective debts as they become due, or Borrower or any of its Restricted Subsidiaries shall take any corporate or partnership action to authorize any such action; or

         (g) A final judgment shall be entered by any court against Borrower or any of its Restricted Subsidiaries for the payment of money which exceeds $1,000,000, which judgment is not covered by insurance or a warrant of attachment or execution or similar process shall be issued or levied against property of Borrower or any of its Restricted Subsidiaries which, together with all other such property of Borrower or any of its Restricted Subsidiaries subject to other such process, exceeds in value $1,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or bonded or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged; or

         (h) (1) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan; or (2) a trustee shall be appointed by a United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan; or (3) any of Borrower and its ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any Plan; or (4) any Plan or trust created under any Plan of any of Borrower and its ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject Borrower or any ERISA Affiliate to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; and by reason of any or all of the events described in clauses (1) through (4), as applicable, Borrower or any of its Restricted Subsidiaries shall have incurred or is likely to incur liability in excess of $2,000,000 in the aggregate; or

         (i) All or any portion of any Loan Document shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Loan Document to be null and void, or a proceeding shall be commenced by any Governmental Authority having jurisdiction over Borrower or any of its Restricted Subsidiaries or by Borrower or any of its Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or Borrower or any of its Restricted Subsidiaries shall assert that any Loan Document is null and void or deny or attempt to revoke any liability or obligation for the payment of principal or interest purported to be created under any Loan Document; or

         (j) There shall occur any Change of Control; or



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

         (k) Except for conveyances of all or any part of the Loan Inventory between Borrower and the Guarantors there occurs any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Loan Inventory or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except (i) in accordance with the terms of this Agreement, (ii) for execution of contracts with prospective purchasers, (iii) for Permitted Encumbrances, or (iv) in the ordinary course of business; or

         (l) Except in the normal course of Borrower's and its Restricted Subsidiaries' development of Inventory into Developed Lots and construction of Dwellings thereon, without the prior written consent of Administrative Agent, Borrower or any of its Restricted Subsidiaries grants any easement or dedication, files any plat, condominium declaration, or restriction or otherwise encumbers all or any portion of the Loan Inventory, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents or does not affect any Inventory which is part of the Loan Inventory; or

         (m) Borrower or any of its Restricted Subsidiaries fails to pay when due (after lapse of any applicable grace periods) any Recourse Indebtedness of Borrower or such Restricted Subsidiary (other than the Obligations) in excess (individually or collectively) of $20,000,000; or

         (n) The acceleration of any Recourse Indebtedness of Borrower or any of its Restricted Subsidiaries in excess (individually or collectively) of $20,000,000 and such acceleration does not cease to exist or such Recourse Indebtedness is not satisfied, in either case within five (5) days after such acceleration occurred.

Notwithstanding anything contained herein to the contrary, the occurrence of any of the foregoing shall not be a Default or an Event of Default hereunder if: (i) the occurrence pertains only to specific parcel(s) within the Loan Inventory; and (ii) the affected parcel(s) is (are) removed from the Loan Inventory on or before ten (10) days in the case of a monetary occurrence and thirty (30) days in the case of a non-monetary occurrence after the occurrence or, if Borrower is entitled to notice and cure, within the applicable notice and cure period. In the event that any such parcel is a Lot Under Development, Developed Lot, or Dwelling Lot, then the Loan Funding Availability shall be immediately calculated excluding such parcel. If, as the result of such removal, the outstanding principal balance under all Senior Unsecured Indebtedness would exceed the Loan Funding Availability, Borrower shall pay (X) to Administrative Agent on the Reconciliation Date immediately following the removal of such Inventory from the Loan Inventory, a principal payment on the Loans in an amount sufficient to eliminate such excess of the aggregate outstanding principal balance of all Senior Unsecured Indebtedness over the Loan Funding Availability, together with any due and unpaid interest on such excess or (Y) add additional Inventory to the Loan Inventory (which is acceptable to Administrative Agent) in an amount sufficient to cause the Loan Funding Availability to equal or exceed all Senior Unsecured Indebtedness.

         8.2 REMEDIES. If an Event of Default shall have occurred and shall be continuing:

         (a) With the exception of an Event of Default specified in SECTIONS 8.1(e) or (f), Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to Borrower (i) declare the Notes, all interest thereon, and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or further notice of any kind, all of which are hereby expressly waived by Borrower, (ii) terminate the Total Revolving Credit Commitment, and



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

(iii) require Borrower to, and Borrower shall thereupon, Cash Collateralize the Letters of Credit in an amount equal to the outstanding Letter of Credit Exposure.

         (b) Upon the occurrence of an Event of Default under SECTIONS 8.1(e) or
(f), the Total Revolving Credit Commitment shall automatically terminate and such principal, interest (including without limitation, interest which would have accrued but for the commencement of a case or proceeding under the federal, state, or other bankruptcy laws), Letter of Credit Exposure, and other amounts payable under this Agreement or the Notes shall thereupon and concurrently therewith become due and payable, all without any action by Administrative Agent, Letter of Credit Issuer, or Lenders or the holders of the Notes, and Borrower shall thereupon Cash Collateralize the Letters of Credit in an amount equal to the outstanding Letter of Credit Exposure, all without presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding.

         (c) Administrative Agent, with the concurrence of the Required Lenders, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

         (d) The rights and remedies of Administrative Agent, Letter of Credit Issuer, and Lenders hereunder shall be cumulative, and not exclusive.

         8.3 WAIVERS. Neither a waiver of any Default or Event of Default by Borrower hereunder nor any representation by a Lender or Lenders as to the nonoccurrence or nonexistence thereof shall be implied from any delay or omission by any one or all of Lenders to notify Borrower thereof or to take action on account of such Default or Event of Default, and no express waiver shall affect any Default or Event of Default other than the matter specified in the waiver and it shall be operative only for the time and to the extent therein stated. Waivers of any covenants, terms, or conditions contained herein must be in writing and shall not be construed as a waiver of any subsequent breach of the same covenant, term, or condition. Any one or all of Lenders' consent or approval to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent or similar act. Any one or all of Lenders' exercise of any right or remedy hereunder shall not in any way constitute a cure or waiver of a Default or an Event of Default, or invalidate any act done pursuant to any notice of the occurrence of a Default or an Event of Default, or prejudice Lenders in the exercise of any of their rights or remedies hereunder or under the Notes or any other Loan Documents, unless, in the exercise of such rights or remedies, Lenders realize all amounts owed to them under the Notes and other Loan Documents.

         8.4 CROSS-DEFAULT. All of the Notes and other Loan Documents are "cross defaulted" such that (a) the occurrence of an Event of Default under any one of the Loan Documents shall constitute an Event of Default under this Agreement and all of the Loan Documents, and (b) the occurrence of a Default under any one of the Loan Documents shall constitute a Default under this Agreement and all of the other Loan Documents.



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         8.5 NO LIABILITY OF LENDERS.

         (a) Construction and/or Development. None of Lenders, Administrative Agent, or Letter of Credit Issuer shall be liable to any party for (i) the development of or construction upon any of the Inventory, (ii) the failure to develop or construct or protect improvements on the Inventory, (iii) the payment of any expense incurred in connection with the development of or construction upon the Inventory, (iv) the performance or nonperformance of any other obligation of Borrower or any Restricted Subsidiary, or (v) Lenders' or Administrative Agent's exercise of any remedy available to them. In addition, Lenders shall not be liable to Borrower or any third party for the failure of Lenders or their authorized agents to discover or to reject materials or workmanship during the course of Lenders' inspections of the Inventory.

         (b) Dwelling Lots. In addition to SECTION 8.5(a) above, none of Lenders, Administrative Agent, or Letter of Credit Issuer shall be liable to any party for (i) the construction or completion of the Dwellings, (ii) the failure to construct, complete, or protect the Dwellings, (iii) the payment of any expense incurred in connection with the construction of the Dwellings, (iv) the performance or nonperformance of any other obligation of Borrower or any Restricted Subsidiary, or (v) Lenders' or Administrative Agent's exercise of any remedy available to them. In addition, Lenders shall not be liable to Borrower or any third party for the failure of Lenders or their authorized agents to discover or to reject materials or workmanship during the course of Lenders' inspections of the Dwelling Lots.

         (c) Other Lenders. The obligations of each Lender under this Agreement are separate and independent such that no action, inaction, or responsibility of one Lender shall be imputed to the remaining Lenders. Borrower hereby waives any claim or demand against each Lender as to the action, inaction, or responsibility of another.

         8.6 INDEMNIFICATION.

         (a) Expenses. Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Administrative Agent in connection with the syndication, development, preparation, execution, delivery, modification, waiver, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Administrative Agent with respect thereto and with respect to advising Administrative Agent as to its rights and responsibilities under the Loan Documents. Borrower further agrees to pay on demand all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of the Administrative Agent, each Agent-Related Person, Letter of Credit Issuer, and Lenders (and their respective officers, directors, employees, representatives, agents, attorneys, and attorneys-in-fact), if any, in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         (b) Indemnity. Whether or not the transactions contemplated hereby are consummated, Borrower agrees to indemnify, save, and hold harmless Administrative Agent, each Agent-Related Person, Letter of Credit Issuer, and Lenders and their respective Affiliates, representatives, officers, directors, employees, attorneys, attorneys-in-fact, and agents. (each, an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") from and against: (i) any and all claims, demands, actions, or causes of action that are asserted against any Indemnified Party as a result of the Loan Documents by any Person (other than an Indemnified Party) relating directly or indirectly to a claim, demand, action, or cause of action that such Person asserts or may assert against Borrower or any Guarantor, any Affiliate of Borrower or any Guarantor, or any of their respective representatives, officers, directors, employees, attorneys, attorneys-in-fact, and agents; (ii) any and all claims, demands, actions, or causes of action that



REVOLVING CREDIT AGREEMENT

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

may at any time (including at any time following repayment of the Obligations and the resignation or removal of Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnified Party, arising out of or relating to, the Loan Documents, any predecessor loan documents, the Total Revolving Credit Commitment, the use or contemplated use of the proceeds of any Advance or Letter of Credit, or the relationship of Borrower and Administrative Agent, each Agent-Related Person, Letter of Credit Issuer, and Lenders under this Agreement or any other Loan Document; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action, or cause of action described in CLAUSE (i) or (ii) above; and (iv) any and all liabilities (including liabilities under indemnities), losses, costs, or expenses (including attorneys' fees and expenses) that any Indemnified Party suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action, or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action, or proceeding, in all cases, WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF AN INDEMNIFIED PARTY, and whether or not an Indemnified Party is a party to such claim, demand, action, cause of action, or proceeding (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); provided that no Indemnified Party shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss, demand, action, cause of action or proceeding asserted against it by another Indemnified Party. Borrower shall also indemnify, protect, and hold each Indemnified Party harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including without limitation all reasonable attorneys' fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnified Party, with respect to or as a direct or indirect result of the violation or non-compliance by Borrower or any of its Subsidiaries of any Environmental Law and arising as a result of such Indemnified Party's being a party to any of the Loan Documents; or with respect to or as a direct or indirect result of Borrower's or any of its Subsidiaries' use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous material on, under, from, or about real property owned by Borrower or any of its Subsidiaries.

         (c) Waiver. No Indemnified Party shall be liable for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (INCLUDING SUCH PERSON'S NEGLIGENCE), except to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct. No Indemnified Party shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damage suffered or incurred by Borrower, any of its Subsidiaries, or any of its Affiliates in connection with, arising out of, or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         (d) Punitive Damages. Borrower hereby waives, releases, and agrees not to sue any Indemnified Party for exemplary or punitive damages in respect of any claim in connection with, arising out of, or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Indemnified Party hereby waives, releases, and agrees not to sue Borrower or any Guarantor for exemplary or punitive damages in respect of any claim in connection with, arising out of, or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         (e) Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 8.6 shall survive the payment in full of the Obligations.



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                                    ARTICLE 9

                              ADMINISTRATIVE AGENT

         9.1 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         (a) Each Lender hereby irrevocably (subject to SECTION 9.9) appoints designates, and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Administrative Agent agrees to: (i) timely distribute to each Lender all material information, requests, documents, and items received from Borrower under the Loan Documents; (ii) promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; (iii) deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; (iv) make requests for additional information pursuant to SECTION 6.3; and (v) make requests for inspections pursuant to SECTION 6.9; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or Applicable Law. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Letter of Credit Issuer shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as Administrative Agent may agree at the request of the Required Lenders to act for Letter of Credit Issuer with respect thereto; provided, however, that Letter of Credit Issuer shall have all of the benefits and immunities (i) provided to Administrative Agent in this
SECTION 9 with respect to any acts taken or omissions suffered by Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letter of Credit as fully as if the term "Administrative Agent" as used in this SECTION 9 included Letter of Credit Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to Letter of Credit Issuer.

         9.2 DELEGATION OF DUTIES. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.



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

         9.3 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall be
(a) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (INCLUDING ANY ACTION OR OMISSION CONSTITUTING ORDINARY NEGLIGENCE BY AN AGENT-RELATED PERSON) (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or
(b) responsible in any manner to any Lender or Participant for any recital, statement, representation, or warranty made by Borrower, any of its Subsidiaries, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower, any Guarantor, or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of Borrower or any Affiliate thereof.

         9.4 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants, and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and Participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders or all Lenders otherwise determine, Administrative Agent shall, and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders.

         (b) For purposes of determining compliance with the conditions specified in SECTION 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved, or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance, or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.5 NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with SECTION 8; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such



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

action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

         9.6 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial, and other condition and creditworthiness of Borrower and its Affiliates, and all Applicable Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower. Except for notices, reports, and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Borrower or any Affiliate thereof which may come into the possession of any Agent-Related Person.

         9.7 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this SECTION 9.7. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys' fees and expenses) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this SECTION 9.7 shall survive termination of the Revolving Credit Commitments, the payment of all Obligations hereunder, and the resignation or replacement of Administrative Agent.

         9.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower or any Affiliate thereof as though Bank of America were not Administrative Agent or Letter of Credit Issuer hereunder and without notice to or consent of any other Lender. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality



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

obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights under this Agreement as any other Lender and may exercise such rights as though it were not Administrative Agent or Letter of Credit Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         9.9 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may and, at the request of either Borrower or the Required Lenders (if Borrower or the Required Lenders reasonably determines that Administrative Agent has failed and is continuing to fail to perform its obligations under this Agreement) shall, resign as Administrative Agent upon thirty (30) days' notice to Lenders. If Administrative Agent resigns under this Agreement, then the Required Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, then Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers, and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers, and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
SECTION 9 and SECTION 8.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, then the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 OTHER AGENTS; LEAD MANAGERS. No Lender identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent, "co-agent," "co-arranger," or "lead manager" shall have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no Lender so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.



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                                   ARTICLE 10

                               GENERAL CONDITIONS

         10.1 BENEFIT. This Agreement is made and entered into for the sole protection and benefit of Administrative Agent, Letter of Credit Issuer, Lenders, and Borrower, their successors and permitted assigns, and no other person or persons other than Borrower shall have any right of action hereon or rights to proceeds of the Loans at any time. None of Administrative Agent, Letter of Credit Issuer, or Lenders shall (a) owe any duty whatsoever to any claimant for labor performed or material furnished in connection with the construction of any Dwelling or improvement on any Inventory, or (b) owe any duty to apply any undisbursed portion of the Loans to the payment of any claim, or (c) owe any duty to exercise any right or power of Lenders hereunder or arising from any Default or Event of Default by Borrower.

         10.2 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, Indemnified Parties) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights under this Agreement (including all or a portion of its Revolving Credit Commitment, Notes, and Loans (including for purposes of this
SECTION 10.2(b) participations in the Letter of Credit Exposure) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment, Notes, and Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to Administrative Agent, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights under this Agreement with respect to the Revolving Credit Commitment, Notes, and Loans assigned, (iii) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance Agreement, together with a processing and recordation fee of $3,500, and (iv) the assignee Lender, if it is not a Lender prior to the effectiveness of such assignment, shall deliver an administrative questionnaire to Administrative Agent. Subject to acceptance and recording thereof by Administrative Agent pursuant to SECTION 10.2(c), from and after the effective date specified in each Assignment and Acceptance Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance Agreement, have the rights of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all of the assigning Lender's rights under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTION 8.6). Upon request, Borrower shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights under



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

this Agreement that does not comply with this SECTION 10.2(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights in accordance with SECTION 10.2(d).

         (c) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Administrative Agent's office a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the Revolving Credit Commitments of, and principal amount of the Loans and Letter of Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and Borrower, Administrative Agent, Letter of Credit Issuer, and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, Administrative Agent, Letter of Credit Issuer, and Lenders, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to one (1) or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights under this Agreement (including all or a portion of its Revolving Credit Commitment, Notes, and Loans (including such Lender's participations in the Letter of Credit Exposure) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent, Letter of Credit Issuer, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver, or other modification that would (A) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (B) reduce the principal, interest, fees, or other amounts payable to such Participant, or (C) release any guarantor, except as expressly provided herein. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of
SECTION 2.11(a) as though it were a Lender, provided that such Participant agrees to be subject to SECTION 2.11(b) as though it were a Lender.

         (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent, Letter of Credit Issuer, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights under this Agreement.

         (f) If the consent of Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in CLAUSE (i) of the proviso to the first sentence of SECTION 10.2(b)), Borrower shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Borrower prior to such fifth (5th) Business Day.



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

         (g) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment, Notes, and Loans pursuant to SECTION 10.2(b), then Bank of America may, upon thirty
(30) days' notice to Borrower and Lenders, resign as Letter of Credit Issuer. In the event of any such resignation as Letter of Credit Issuer, Borrower shall be entitled to appoint from among Lenders a successor Letter of Credit Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as Letter of Credit Issuer. Bank of America shall retain all the rights of the Letter of Credit Issuer hereunder with respect to all Loans outstanding as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Exposure with respect thereto (including the right to require Lenders to make Advances or fund participations in unreimbursed amounts pursuant to SECTION 2.4(c)).

         (h) Under any circumstances set forth herein providing that Borrower shall have the right to remove or replace a Lender as a party to this Agreement, Borrower may, upon notice to such Lender and Administrative Agent, (i) remove such Lender by terminating such Lender's Revolving Credit Commitment, or (ii) replace such Lender by causing such Lender to assign its Revolving Credit Commitment (without payment of any assignment fee) pursuant to SECTION 10.2(b) to one or more other Lenders or Eligible Assignees procured by Borrower; provided, however, that if Borrower elects to exercise such right with respect to any Lender pursuant to SECTION 2.12(d), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to SECTION 2.12(a) or SECTION 2.12(b). Borrower shall (A) pay in full all principal, interest, fees, and other amounts owing to such Lender through the date of termination or assignment, (B) provide appropriate assurances and indemnities (which may include letters of credit) to Letter of Credit Issuer as Letter of Credit Issuer may reasonably require with respect to any continuing obligation to purchase participation interests in any Letter of Credit Exposure then outstanding, and (C) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance Agreement with respect to such Lender's Revolving Credit Commitment and outstanding Loans. Administrative Agent shall distribute an amended SCHEDULE 2.1, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of any Lenders and adjustments of their respective Revolving Credit Commitments and/or Commitment Ratios resulting from any such removal or replacement. In order to make all Lenders' interests in any outstanding Loans ratable in accordance with any revised Commitment Ratio after giving effect to the removal or replacement of a Lender, Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders. Borrower may then request Advances from Lenders in accordance with their revised Commitment Ratios. Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

         10.3 AMENDMENT AND WAIVER.

         (a) Except as otherwise specifically provided, (i) this Agreement may only be amended, modified or waived by an instrument in writing executed jointly by Borrower and the Required Lenders, and, in the case of any matter affecting Administrative Agent, by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrower and the Required Lenders, and, in the case of any matter affecting Administrative Agent, Administrative Agent, have approved same.

         (b) Any amendment to or consent or waiver under any Loan Document which purports to accomplish any of the following must be approved by Borrower and by Administrative Agent, Letter of



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

Credit Issuer, and all Lenders: (i) extends, postpones, or delays any date fixed by the Loan Documents for any payment of all or any part of the Obligations payable to such Lender (including, without limitation, the Maturity Date); (ii) reduces the rate or decreases the amount of any payment of principal, interest, fees, or other sums payable to Administrative Agent, Letter of Credit Issuer, or any such Lender hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "REQUIRED LENDERS" or amends or modifies SECTION 10.3(b) or any other provisions of the Loan Documents that require the unanimous consent of all Lenders; (iv) except as otherwise permitted by any Loan Document, releases (A) any guaranty, (B) all or substantially all of any collateral, or (C) Borrower; or (v) amend or modify SECTION 2.9 in a manner that would alter the pro rata sharing of payments required thereby. Without the consent of such Lender, no Lender's "REVOLVING CREDIT COMMITMENT" may be increased.

         (c) Any amendment to or consent or waiver under any Loan Document which would affect the rights, obligations, or duties of Administrative Agent must be approved by Administrative Agent. Any amendment to or consent or waiver under any Loan Document which would affect the rights, obligations, or duties of Letter of Credit Issuer must be approved by Letter of Credit Issuer.

         (d) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

         (e) No course of dealing or any failure or delay by Administrative Agent, Letter of Credit Issuer, or any Lender or any of their respective representatives, officers, directors, employees, attorneys, attorneys-in-fact, and agents with respect to exercising any right or remedy of any Administrative Agent, Letter of Credit Issuer, or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and the Required Lenders (or the affected Lenders or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         (f) All communications from Administrative Agent to Lenders requesting Lenders' determination, consent, approval, or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent, or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days after such Lender's actual receipt (as determined by Administrative Agent) of the request from Administrative Agent (in either event, the "LENDER REPLY PERIOD"). If the Lender Reply Period is conspicuously set forth in a written notice from Administrative Agent to a Lender, then unless such Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination if such written notice from Administrative Agent shall conspicuously state that such approval or consent shall be deemed given unless a response is received within the Lender Reply Period.

         10.4 ADDITIONAL OBLIGATIONS . Lenders shall be under no obligation to extend any loans to Borrower other than as specifically set forth in this Agreement.



REVOLVING CREDIT AGREEMENT

         10.5 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT ADMINISTRATIVE AGENT, LETTER OF CREDIT ISSUER, AND LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY TEXAS STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN DALLAS, TEXAS, AND ANY APPELLATE COURT OF ANY OF THE FOREGOING, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATIONS BY SERVICE OF PROCESS AS PROVIDED BY APPLICABLE LAWS OF THE STATE OF TEXAS, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY ALL APPLICABLE LAWS, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATIONS BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES (IN THE CASE OF BORROWER) TO DESIGNATE AN AGENT FOR SERVICE OF PROCESS IN TEXAS IN CONNECTION WITH ANY SUCH LITIGATION (AND BORROWER HEREBY DESIGNATES AND IRREVOCABLY APPOINTS SUCH AGENT AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT IN THE NAME, PLACE, AND STEAD OF BORROWER TO ACCEPT SERVICE OF ALL WRITS, PROCESS, AND SUMMONSES IN ANY SUCH LITIGATION) AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF,
(E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATIONS SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.6 PUBLICITY. Subject to Borrower's approval, Administrative Agent shall have the right to incorporate the names of Lenders into signage placed upon the Loan Inventory. Each Lender shall have the right to secure printed publicity through newspaper and other media concerning the Inventory and source of financing.

         10.7 FOREIGN LENDERS. Each Lender that is a "foreign corporation, partnership, or trust" within the meaning of the Code (a "FOREIGN LENDER") shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two (2) duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding Tax on all payments to be made to such Person by Borrower pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by Borrower pursuant to this Agreement or any other Loan Document) or such other evidence satisfactory to Borrower and Administrative Agent that such Person is entitled to an exemption from, or



REVOLVING CREDIT AGREEMENT
reduction of, United States withholding Tax. Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from or reduction of, United States withholding Taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement or any other Loan Document,
(b) promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its applicable lending office) to avoid any requirement of Applicable Laws that Borrower make any deduction or withholding for Taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding Tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any Tax or other amount from payments made in respect of such Person as a result of such Person's failure to deliver the necessary forms or other documentation as set forth in this SECTION 10.7, then such Person shall indemnify Administrative Agent therefor, including all penalties and interest, any Taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this SECTION 10.7, and costs and expenses (including attorneys' fees and expenses) of Administrative Agent. Should a Lender, which is otherwise exempt from or subject to a reduced withholding Tax which arises from any payment made under this Agreement or any other Loan Document, become subject to Taxes because of its failure to deliver any form, documentation, or notification required in this SECTION 10.7, Borrower and Administrative Agent shall take such steps as such Lender shall reasonably request, at such Lender's sole cost and expense, to assist such Lender to recover such Taxes. The obligation of Lenders under this SECTION 10.7 shall survive the payment of all of the Obligations and the resignation or replacement of Administrative Agent.

         10.8 INVALIDATION OF PROVISIONS. In the event that any one or more of the provisions of this Agreement is deemed invalid by a court having jurisdiction over this Agreement or other similar authority, Administrative Agent, Letter of Credit Issuer and Lenders may, in their sole discretion, terminate this Agreement in whole or in part.

         10.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         10.10 CAPTIONS. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

         10.11 NOTICES. All notices, requests, consents, demands, and other communications required or which any party desires to give hereunder or under any other Loan Document shall, unless otherwise specifically provided in such other Loan Document, be deemed sufficiently given or furnished if (a) in writing and delivered by personal delivery, by courier, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed,
(b) by telex with confirmation thereof in writing by sender pursuant to SUBSECTION (a) above, (c) by facsimile with confirmation thereof in writing by sender pursuant to SUBSECTION (a) above, or (d) by oral communication with confirmation thereof in writing by the notifying party pursuant to SUBSECTION
(a) above within three (3) Business Days after such oral communication. Any such notice or communication shall be deemed to have been given and to be



REVOLVING CREDIT AGREEMENT
effective either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telex, when transmitted (answerback confirmed), or, in the case of facsimile, upon receipt or, in the case of oral communication, upon the effectiveness of written confirmation as hereinabove provided. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This SECTION 10.11 shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason. Until changed by notice pursuant hereto, the address (and telex and facsimile numbers, if any) for Borrower, Administrative Agent, Letter of Credit Issuer, and each Lender is set forth on SCHEDULE 2.1.

         10.12 CONFIDENTIALITY. Each of Administrative Agent, Letter of Credit Issuer, and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees, representatives, and agents including accountants, legal counsel, and other advisers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed and required to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including, without limitation, any bank regulatory agency or representative thereof), (c) to the extent required by Applicable Laws or by any subpoena or other similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action, or proceeding related to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this SECTION 10.12, to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of Borrower, or (h) to the extent such Information (i) becomes publicly available other than as a result of breach of this SECTION 10.12, or (ii) becomes available to Administrative Agent, Letter of Credit Issuer, or any Lender on a non-confidential basis from a source other than Borrower. In connection with any proposed disclosure contemplated in (b) or (c) above, Administrative Agent, Letter of Credit Issuer, and Lenders agree to exercise their reasonable best efforts unless prohibited by Applicable Laws or legal process to provide Borrower prompt notice of any such request or requirement in order to enable Borrower to seek an appropriate protective order and to reasonably cooperate with Borrower at Borrower's sole cost and expense to obtain such order. For purposes of this SECTION 10.12, "INFORMATION" means all confidential or proprietary information received from Borrower related to Borrower or its business, assets, or liabilities, other than any such information that is available to or known by Administrative Agent, Letter of Credit Issuer, or any Lender on a non-confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this SECTION 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

         10.13 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS AMONG SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS.

         10.14 ENTIRE AGREEMENT. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY BORROWER AND/OR ANY OTHER PARTY HERETO (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY MAY RELATE TO THE



REVOLVING CREDIT AGREEMENT

PAYMENT OF FEES AFTER THE AGREEMENT DATE) REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGES FOLLOW.]



REVOLVING CREDIT AGREEMENT

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                         BORROWER:

                                         D.R. HORTON, INC.


                                         By: /s/ SAMUEL R. FULLER
                                             ---------------------------------
                                             Samuel R. Fuller
                                             Executive Vice President, Chief
                                             Financial Officer, and Treasurer


                                         ADMINISTRATIVE AGENT:

                                         BANK OF AMERICA, N.A.


                                         By: /s/ MARK W. LARIVIERE
                                             ---------------------------------
                                             Mark W. Lariviere
                                             Managing Director


                                         LETTER OF CREDIT ISSUER:

                                         BANK OF AMERICA, N.A.


                                         By: /s/ MARK W. LARIVIERE
                                             ----------------------------------
                                             Mark W. Lariviere
                                             Managing Director

                                         LENDERS:

                                         BANK OF AMERICA, N.A.


                                         By: /s/ MARK W. LARIVIERE
                                             ----------------------------------
                                             Mark W. Lariviere
                                             Managing Director


                                         FLEET NATIONAL BANK


                                         By: /s/ STEVEN P. SELBO
                                             ----------------------------------
                                             Steven P. Selbo
                                             Director


                                         CREDIT LYONNAIS NEW YORK BRANCH


                                         By: /s/ ATTILA KOC
                                             ----------------------------------
                                             Attila Koc
                                             Senior Vice President


                                         WACHOVIA BANK, N.A.


                                         By: /s/ JEFFREY S. HOZA
                                             ----------------------------------
                                             Jeffrey S. Hoza
                                             Vice President


                                         CITICORP REAL ESTATE, INC.


                                         By: /s/ DAVID BOUTON
                                             ----------------------------------
                                             David Bouton
                                             Director


                                         KEYBANK NATIONAL ASSOCIATION


                                         By: /s/ KEVIN A. DELOZIER
                                             ----------------------------------
                                             Kevin A. Delozier
                                             Vice President

                                         AMSOUTH BANK


                                         By: /s/ RONNY HUDSPETH
                                             ----------------------------------
                                             Ronny Hudspeth
                                             Senior Vice President


                                         BNP PARIBAS


                                         By: /s/ JEFF TEBEAUX
                                             ----------------------------------
                                             Jeff Tebeaux
                                             Associate

                                         By: /s/ HANK SETINA
                                             ----------------------------------
                                             Hank Setina
                                             Vice President


                                         CALIFORNIA BANK & TRUST


                                         By: /s/ J. PESCATORE
                                             ----------------------------------
                                             J. Pescatore
                                             Vice President


                                         COMERICA BANK


                                         By: /s/ CASEY L. OSTRANDER
                                             ----------------------------------
                                             Casey L. Ostrander
                                             Account Officer


                                         COMPASS BANK


                                         By: /s/ JOHANNA DUKE PALEY
                                             ----------------------------------
                                             Johanna Duke Paley
                                             Senior Vice President


                                         BANKERS TRUST COMPANY

                                         By: /s/ GREGORY SHEFRIN
                                             ----------------------------------
                                             Gregory Shefrin
                                             Director

                                         HARRIS TRUST & SAVINGS BANK


                                         By: /s/ THOMAS C. WALLACE
                                             ----------------------------------
                                             Thomas C. Wallace
                                             Managing Director


                                         PNC BANK, NATIONAL ASSOCIATION


                                         By: /s/ DOUGLAS G. PAUL
                                             ----------------------------------
                                             Douglas G. Paul
                                             Senior Vice President


                                         SUN TRUST BANK


                                         By: /s/ DONALD L. GAUDETTE, JR.
                                             ----------------------------------
                                             Donald L. Gaudette, Jr.
                                             Director


                                         UBS AG, STAMFORD BRANCH


                                         By: /s/ WILFRED V. SAINT
                                             ----------------------------------
                                             Wilfred V. Saint
                                             Associate Director, Banking
                                             Products Services

                                         By: /s/ LYNNE B. ALFARONE
                                             ----------------------------------
                                             Lynne B. Alfarone
                                             Associate Director, Banking
                                             Products Services


                                         U.S. BANK NATIONAL ASSOCIATION


                                         By: /s/ MICHAEL RAARUP
                                             ----------------------------------
                                             Michael Raarup
                                             Vice President


                                         WASHINGTON MUTUAL BANK, FA


                                         By: /s/ THOMAS S. GRIFFIN
                                             ----------------------------------
                                             Thomas S. Griffin
                                             Vice President

                                  SCHEDULE 2.1

              REVOLVING CREDIT COMMITMENTS, COMMITMENT RATIOS, AND
                              ADDRESSES FOR NOTICE

BORROWER:                        ADDRESS
D.R. Horton, Inc.                1901 Ascension Boulevard

                                 Suite 100
                                 Arlington, Texas  76006
                                 Attn:     Samuel R. Fuller
                                 Tel:      817-856-8200
                                 Fax:      817-856-8259
                                 E-mail:   sfuller@drhorton.com


                                 With a copy to:


                                 1901 Ascension Boulevard

                                 Suite 100
                                 Arlington, Texas  76006
                                 Attn:     Ted I. Harbour, Esq.
                                 Tel:      817-856-8200
                                 Fax:      817-856-8252
                                 E-mail:   tharbour@drhorton.com


ADMINISTRATIVE                   ADDRESS
AGENT:

Bank of America, N.A.            231 South LaSalle Street, 12th Floor

                                 Mail Code IL1-231-12-18
                                 Chicago, IL  60697
                                 Attn:     Mark Lariviere
                                 Tel:      312-828-2513
                                 Fax:      312-974-4970
                                 E-mail:   mark.lariviere@
                                           bankofamerica.com


LETTER OF CREDIT
ISSUER:                          ADDRESS

Bank of America, N.A.            231 South LaSalle Street, 12th Floor

                                 Mail Code IL1-231-12-18
                                 Chicago, IL  60697
                                 Attn:     Mark Lariviere
                                 Tel:      312-828-2513
                                 Fax:      312-974-4970
                                 E-mail:   mark.lariviere@
                                           bankofamerica.com

LENDERS:

      LENDER                     ADDRESS                                           COMMITMENT           COMMITMENT
                                                                                                            RATIO
Bank of America, N.A.            231 South LaSalle Street                         $100,000,000           12.903225806%

                                 12th Floor
                                 Mail Code IL1-231-12-18
                                 Chicago, IL  60697
                                 Attn:     Mark Lariviere
                                 Tel:      312-828-2513
                                 Fax:      312-974-4970
                                 E-mail:   mark.lariviere@
                                           bankofamerica.com

Fleet National Bank              115 Perimeter Center                              $85,000,000           10.967741935%
                                 Suite 500
                                 Atlanta, GA  30346
                                 Attn:     Steven P. Selbo
                                 Tel:      770-390-6522
                                 Fax:      770-390-8434
                                 E-mail:   Steven_Selbo@Fleet.com


Credit Lyonnais New York         2200 Ross Avenue
Branch                           Suite 4400 West                                     $75,000,000            9.677419355%
                                 Dallas, TX  75201
                                 Attn:     Robert Nelson
                                 Tel:      214-220-2333
                                 Fax:      214-220-2323
                                 E-mail:   robert.nelson@clamericas.com


Citicorp Real Estate, Inc.       390 Greenwich Street                                $65,000,000            8.387096774%
                                 1st Floor
                                 New York, NY  10013
                                 Attn:     Michael Chlopak
                                 Tel:      212-723-5899
                                 Fax:      212-723-8380
                                 E-mail:   Michael.Chlopak@ssmb.com

                                 Attn:     Blake Gronich
                                 Tel:      212-723-6590
                                 Fax:      212-723-8380
                                 E-mail:   Blake.R.Gronich@ssmb.com

      LENDER                     ADDRESS                                           COMMITMENT           COMMITMENT
                                                                                                            RATIO

Wachovia Bank, N.A.              106 West Maple Street                             $65,000,000            8.387096774%
                                 Cumming, GA  30040
                                 Attn:     Jeffrey S. Hoza
                                 Tel:      770-781-6430
                                 Fax:      770-781-6461
                                 E-mail:   jeff.hoza@Wachovia.com

                                 With a copy to:

                                 Real Estate Financial Services
                                 191 Peachtree Street, 21st Floor
                                 Atlanta, GA  30303
                                 Attn:     Charles Edwards
                                 Tel:      404-332-4144
                                 Fax:      404-332-1450
                                 E-mail:   charles.Edwards@Wachovia.com

BNP Paribas                      12201 Merit Drive                                 $50,000,000            6.451612903%
                                 Suite 860
                                 Dallas, TX  75251
                                 Attn:     Jeff Tebeaux
                                 Tel:      972-788-9191
                                 Fax:      972-788-9140
                                 E-mail:   jeff.tebeaux@
                                           americas.bnpparibas.com

Comerica Bank                    Overnight:                                        $50,000,000            6.451612903%
                                 500 Woodward Avenue
                                 7th Floor
                                 MC 3256
                                 Detroit, MI  48226

                                 U.S. Mail:
                                 P.O. Box 75000
                                 Detroit, MI  48275-3256
                                 Attn:     Casey L. Ostrander
                                 Tel:      313-222-5286
                                 Fax:      313-222-9295
                                 E-mail:   casey_ostrander@comerica.com

Sun Trust Bank                   303 Peachtree Street NE                           $35,000,000            4.516129032%
                                 10th Floor
                                 Atlanta, GA  30308
                                 Attn:     Don Gaudette
                                 Tel:      404-658-4925
                                 Fax:      404-658-4905
                                 E-mail:   don.gaudette@suntrust.com

      LENDER                     ADDRESS                                           COMMITMENT           COMMITMENT
                                                                                                            RATIO
Washington Mutual Bank, FA       5950 La Place Ct.                                 $35,000,000            4.516129032%
                                 Suite 205
                                 Carlsbad, CA  92008
                                 Attn:     Thomas S. Griffin
                                 Tel:      760-804-8595
                                 Fax:      760-804-8590
                                 E-mail:   GriffT@bankunited.com

AmSouth Bank                     1900 5th Avenue N.                                $25,000,000            3.225806452%
                                 AST10/RCL
                                 Birmingham, AL  35203
                                 Attn:     Ronny Hudspeth
                                 Tel:      205-307-4227
                                 Fax:      205-801-0138
                                 E-mail:   rhudspeth@amsouth.com

Bankers Trust Company            31 W. 52nd Street                                 $25,000,000            3.225806452%
                                 7th Floor
                                 New York, NY  10019
                                 Attn:     Gregory Shefrin
                                 Tel:      646-324-2185
                                 Fax:      646-324-7460
                                 E-mail:   gregory.shefrin@db.com

California Bank & Trust          3101 N. Central Avenue                            $25,000,000            3.225806452%
                                 Suite 500
                                 Phoenix, AZ  85012
                                 Attn:     Jennifer Pescatore
                                 Tel:      602-212-8835
                                 Fax:      602-230-1345
                                 E-mail:   pescatorej@calbt.com

Harris Trust & Savings           111 W. Monroe Street                              $25,000,000            3.225806452%
Bank                             Fifth Floor West
                                 Chicago, IL  60603
                                 Attn:     Thomas C. Wallace
                                 Tel:      312-461-2200
                                 Fax:      312-461-2968
                                 E-mail:

KeyBank National                 14643 Dallas Parkway                              $25,000,000            3.225806452%
Association                      Ste. 230, LB No. 4
                                 Dallas, TX  75254-8816
                                 Attn:     Kevin Delozier
                                 Tel:      972-716-9307
                                 Fax:      972-716-9321
                                 E-mail:   Kevin_delozier@keybank.com

      LENDER                     ADDRESS                                           COMMITMENT           COMMITMENT
                                                                                                            RATIO
PNC Bank, National               Two Tower Center                                  $25,000,000            3.225806452%
Association                      18th Floor
                                 East Brunswick, NJ  08816
                                 Attn:     Douglas Paul
                                 Tel:      732-220-3566
                                 Fax:      732-220-3744
                                 E-mail:   douglas.paul@pnc.com

                                 With a copy to:

                                 1600 Market Street, 30th Floor
                                 Philadelphia, PA  19103
                                 Attn:     Eugenia Barnett
                                 Tel:      215-585-8582
                                 Fax:      215-585-8532
                                 E-mail:   Eugenia.Barnett@pnc.com

UBS AG, Stamford Branch          677 Washington Blvd.                              $25,000,000            3.225806452%
                                 Stamford, CT  06901
                                 Attn:     Juan Zuniga
                                 Tel:      203-719-5993
                                 Fax:      203-719-3888
                                 E-mail:   Juan.Zuniga@ubsw.com

U.S. Bank National               601 Second Avenue S.                              $25,000,000            3.225806452%
Association                      EP-MN-M5RE
                                 Minneapolis, MN  55402
                                 Attn:     Michael Raarup
                                 Tel:      612-973-2102
                                 Fax:      612-973-0830
                                 E-mail:   michael.raarup@usbank.com

Compass Bank                     15 So. 20th Street                                $15,000,000            1.935483871%
                                 15th Floor
                                 Birmingham, AL  35233
                                 Attn:     Johanna Duke Paley
                                 Tel:      205-297-3851
                                 Fax:      205-297-7994
                                 E-mail:   mjd@compassbnk.com

                                  SCHEDULE 4.1


                               INITIAL GUARANTORS


C. Richard Dobson Builders, Inc., a Virginia corporation
CH Investments of Texas, Inc., a Delaware corporation
CHI Construction Company, an Arizona corporation
CHTEX of Texas, Inc., a Delaware corporation
Continental Homes, Inc., a Delaware corporation
Continental Homes of Florida, Inc., a Florida corporation
Continental Homes of Texas, L.P., a Texas limited partnership
Continental Residential, Inc., a California corporation
D.R. Horton - Emerald, Ltd., a Texas limited partnership
D.R. Horton, Inc. - Birmingham, an Alabama corporation
D.R. Horton, Inc. - Chicago, a Delaware corporation
D.R. Horton, Inc. - Denver, a Delaware corporation
D.R. Horton, Inc. - Dietz-Crane, a Delaware corporation
D.R. Horton, Inc. - Greensboro, a Delaware corporation
D.R. Horton, Inc. - Jacksonville, a Delaware corporation
D.R. Horton, Inc. - Louisville, a Delaware corporation
D.R. Horton, Inc. - Minnesota, a Delaware corporation
D.R. Horton, Inc. - New Jersey, a Delaware corporation
D.R. Horton, Inc. - Portland, a Delaware corporation
D.R. Horton, Inc. - Sacramento, a California corporation
D.R. Horton, Inc. - Torrey, a Delaware corporation
D.R. Horton Los Angeles Holding Company, Inc., a California corporation D.R. Horton Management Company, Ltd., a Texas limited partnership
D.R. Horton San Diego Holding Company, Inc., a California corporation
D.R. Horton - Texas, Ltd., a Texas limited partnership
DRH Cambridge Homes, Inc., a California corporation
DRH Cambridge Homes, LLC, a Delaware limited liability company
DRH Construction, Inc., a Delaware corporation
DRH Regrem II, Inc., a Delaware corporation
DRH Regrem III, Inc., Delaware corporation
DRH Regrem IV, Inc., a Delaware corporation
DRH Regrem V, Inc., a Delaware corporation
DRH Regrem VII, LP, a Texas limited partnership
DRH Regrem VIII, LLC, a Delaware limited liability company
DRH Southwest Construction, Inc., California corporation
DRH Title Company of Colorado, Inc., Colorado corporation
DRH Tucson Construction, Inc., a Delaware corporation
DRHI, Inc., a Delaware corporation
KDB Homes, Inc., a Delaware corporation
Meadows I, Ltd., a Delaware corporation
Meadows II, Ltd., a Delaware corporation
Meadows VIII, Ltd., a Delaware corporation
Meadows IX, Inc., a New Jersey corporation
Meadows X, Inc., a New Jersey corporation
SGS Communities at Grande Quay, LLC, a New Jersey limited liability company

                                    EXHIBIT A


                      FORM OF ACQUISITION CARVE OUT NOTICE





         Reference is hereby made to that certain Revolving Credit Agreement dated as of January 31, 2002 (as modified, amended, renewed, extended, supplemented, or restated from time to time, the "CREDIT AGREEMENT") among D. R. Horton, Inc., a Delaware corporation ("BORROWER"), Bank of America, N.A., a national banking association, as administrative agent (in such capacity, "ADMINISTRATIVE AGENT"), the Letter of Credit Issuer defined therein, and the Lenders defined therein. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement. Borrower hereby gives notice (this "NOTICE") to Lenders and Administrative Agent that:





         1. On _________________, Borrower consummated the Acquisition of _____________________ and hereby elects to initiate a Financial Covenant Carve Out with respect to such Acquisition.

         2. Borrower has delivered evidence satisfactory to Administrative Agent demonstrating that for the fiscal quarter prior to the date of this Notice, Borrower will be in compliance with all the covenants set forth in the Credit Agreement.

         3. A plan of action has been delivered to Administrative Agent demonstrating that on or prior to the final day of such Financial Covenant Carve Out, Borrower will be in compliance with all the covenants set forth in the Credit Agreement.

         4. Borrower has not initiated a Financial Covenant Carve Out with respect to any other Acquisition at any time during the twenty-four (24) months prior to the date of this Notice.

         IN WITNESS WHEREOF, Borrower, acting through an Authorized Signatory, has signed this Acquisition Carve Out Notice as of the _________ day of ___________________,________.


                                    D. R. HORTON, INC., a Delaware corporation


                                    By:
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                    EXHIBIT B


                        FORM OF INVENTORY SUMMARY REPORT

                   FOR MONTH ENDED _________________, _______

                        DATE: _________________, _______




ADMINISTRATIVE AGENT:    Bank of America, N.A., a national banking association


BORROWER:                D. R. Horton, Inc., a Delaware corporation

--------------------------------------------------------------------------------

This certificate is delivered under the Revolving Credit Agreement dated as of January 31, 2002 (as modified, amended, renewed, extended, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, the Letter of Credit Issuer defined therein, and the Lenders defined therein. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.


         I certify to Lenders that:

         (a) I am an Authorized Officer of Borrower in the position(s) set forth under my signature below; and

         (b) the financial details set forth on the attached Annex I were prepared in accordance with GAAP, and present accurately in all material respects the Loan Inventory for Borrower as of, and for the month ended on, ___________________________,_______.


                                    D. R. HORTON, INC., a Delaware corporation

                                    By
                                      ----------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------

                                    [Annex I


                           to Inventory Summary Report
                          For Month Ended _______, ___



   COST BASIS                TOTAL            LESS            UNENCUMBERED        ADVANCE
    (000S)                INVENTORY      SELLER-FINANCED        INVENTORY           RATE            AMOUNT
(A) Lots Under
Development(1)                                                                     65%
                          ---------                           ------------                          -------

(B) Developed
Lots(2)                                                                            65%
                          ---------                           ------------                          -------

(C) Dwelling
Lots(3)                                                                            85%
                          ---------                           ------------                          -------

                                                             (D)  AGGREGATE PERMITTED BORROWING
                                                                  [=(A)+(B)+(C)]
                                                                                                    -------
                                                             (E)  BORROWING LIMITATION
                                                                  [= (D) x (0.50)]
                                                                                                    -------

                                                             [Less: Senior Unsecured Indebtedness
                                                             (other than the Obligations)]
                                                                                                    -------

                                                             [Less: the Obligations outstanding
                                                             under the Credit Agreement]
                                                                                                    -------

                                                             LOAN FUNDING AVAILABILITY
                                                                                                    -------



1. "Lots under Development" means Land Parcels which are, as of the date hereof, being developed into Developed Lots or which are scheduled for the commencement of development into Developed Lots within six (6) calendar months from the date hereof, and which Borrower has designated and are included as "Lots Under Development" in the foregoing calculation on the date hereof.

2. "Developed Lots" means subdivision lots wholly-owned by Borrower or its Restricted Subsidiaries, subject to a recorded plat and which are in substantial compliance with all Applicable Laws and are suitable for the construction thereon of foundations for a Dwelling, which Borrower has designated and are included as "Developed Lots" in the foregoing calculation on the date hereof (exclusive of any Dwelling Lot).

3. "Dwelling Lots" means Developed Lots with Dwellings which Borrower or any Restricted Subsidiary has designated and are included as "Dwelling Lots" in the calculation of the Loan Funding Availability. The term "Dwelling Lot" includes the Dwelling located thereon.

4. (sigma symbol)(A)+(B) < or = to (E).


                            [FORM TO BE AGREED TO BY

                       ADMINISTRATIVE AGENT AND BORROWER]

                                    EXHIBIT C

                           FORM OF REQUEST FOR ADVANCE


                        (Dated: ______________ __, ____)




Bank of America, N.A., a national banking association
         as Administrative Agent for the Lenders
         as defined in the Credit Agreement
         referred to below
Mail Code IL1-231-12-12
231 South LaSalle Street
Chicago, Illinois  60697
Attn:    Pamela Quebbeman

Ladies and Gentlemen:


         Reference is made to the Revolving Credit Agreement dated as of January 31, 2002 (as modified, amended, renewed, extended, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Bank of America, N.A., a national banking association, as Administrative Agent, the Letter of Credit Issuer defined therein, and the Lenders defined therein. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement. Borrower hereby gives you notice pursuant to the Credit Agreement that it requests an Advance under the Credit Agreement, and in that connection sets forth below the terms on which such Advance is requested to be made:


         (1) Borrower requests an Advance in the amount(1) of ____________, to be made and deposited on [DATE](2) ("ADVANCE DATE") into account no. _______.


         (2) Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Advance Date after giving effect to such Advance:

                  (a) The requested Advance will not cause the amount of Senior Unsecured Indebtedness and unreimbursed draws under Letters of Credit to exceed the Loan Funding Availability;

                  (b) The requested Advance will not cause the Commitment Usage to exceed the Total Revolving Credit Commitment;

                  (c) All of the representations and warranties of Borrower and Guarantors set forth in the Loan Documents are true and correct in all material respects (except to the extent that the representations and warranties speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by the Loan Documents);

                  (d) No Default or Event of Default has occurred and is continuing or will arise after giving effect to the requested Advance.

                  (e) All conditions precedent to Borrower's right to receive the requested Advance have been met in accordance with the terms and conditions of the Credit Agreement.


                                  Very truly yours,

                                  D. R. HORTON, INC., a Delaware corporation


                                  By:
                                     -----------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

(1)      Not less than $5,000,000 or a greater integral multiple of $1,000,000.

(2) For any Advance, must be a Business Day occurring prior to the Maturity Date and be at least one Business Day following receipt by Administrative Agent of this Request for Advance.

                                    EXHIBIT D

                FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT


                             ______________ __, ______



Bank of America, N.A., a national banking                       Proposed Date of Issuance(1):
association, as Administrative Agent for the                                                 --------------------------------
Lenders as defined in the Credit Agreement                      Stated Amount of Letter of Credit(2):
referred to below                                                                                    ------------------------
Mail Code: IL1-231-12-12                                        Expiration Date(3):
231 South LaSalle Street                                                           ------------------------------------------
Chicago, Illinois  60697                                        Name/Address of Beneficiary:
Attn:    Pamela Quebbeman                                                                   ---------------------------------
                                                                Attn:
                                                                     --------------------------------------------------------

Ladies and Gentlemen:


         Reference is made to the Revolving Credit Agreement dated as of January 31, 2002 (as modified, amended, renewed, extended, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Bank of America, N.A., a national banking association, as Administrative Agent, the Letter of Credit Issuer defined therein, and the Lenders defined therein. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement. Borrower hereby gives you notice pursuant to the Credit Agreement that it requests the issuance of a Letter of Credit under the Letter of Credit Subfacility.


         Accompanying this notice is a duly executed and properly completed Letter of Credit Application in the form requested by Administrative Agent, together with the payment of any fronting fee or other amount, if any, due and payable in respect of such Letter of Credit pursuant to SECTION 2.5 of the Credit Agreement.

         Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date specified herein for issuance of the Letter of Credit, after giving effect to the issuance of such Letter of Credit:

         (a) The issuance of the requested Letter of Credit will not cause the Commitment Usage to exceed the Total Revolving Credit Commitment;

         (b) The issuance of the requested Letter of Credit will not cause the Letter of Credit Exposure to exceed $125,000,000;

         (c) All of the representations and warranties of Borrower and Guarantors set forth in the Loan Documents are true and correct in all material respects (except to the extent that the representations and warranties speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by the Loan Documents); and

         (d) No Default or Event of Default has occurred and is continuing or will arise after giving effect to the requested Letter of Credit.



                     Remainder of Page Intentionally Blank;

                             Signature Page Follows.

                                    Very truly yours,

                                    D. R. HORTON, INC., a Delaware corporation


                                    By:
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

Rate:
     -------------------------------------------
Confirmed by:
             -----------------------------------

(1) Must be a Business Day at least five (5) Business Days (or such later date as Letter of Credit Issuer may agree) following receipt by Administrative Agent of this Letter of Credit Request.

(2) Amount of requested Letter of Credit plus the Letter of Credit Exposure shall not exceed $125,000,000 (as the maximum amount of such Letter of Credit Subfacility may be reduced or canceled in accordance with the Loan Documents).

(3) Not later than the earlier of twelve (12) months from the date of issuance or 7 days prior to the Maturity Date.

                                   EXHIBIT E

                    FORM OF QUARTERLY COMPLIANCE CERTIFICATE

                  FOR __________ ENDED ______________, ______

                          DATE: ______________, ______



ADMINISTRATIVE AGENT:  Bank of America, N.A., a national banking association

BORROWER:              D. R. Horton, Inc., a Delaware corporation

--------------------------------------------------------------------------------

         This certificate is delivered under the Revolving Credit Agreement dated as of January 31, 2002 (as modified, amended, renewed, extended, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, the Letter of Credit Issuer defined therein, and the Lenders defined therein. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

         I certify to Administrative Agent and Lenders that:

         (a) I am an Authorized Officer of Borrower and its Restricted Subsidiaries (for purposes hereof "COMPANIES") in the position(s) set forth under my signature below;

         (b) the consolidated Financial Statements of Borrower and its Subsidiaries delivered to Administrative Agent concurrently with the delivery hereof were prepared in accordance with GAAP; present fairly in all material respects the consolidated financial condition and results of operations of Borrower and its Subsidiaries; and serve as the basis for the status of compliance by Borrower with certain covenants in the Credit Agreement set forth on Annex I as of, and for the (three, six, or nine months, or fiscal year) ended on, ________________, _______ (the "SUBJECT PERIOD"); and

         (c) the status of compliance by Borrower with SECTIONS 6.7(a), (b),
(c), (d) and (e) of the Credit Agreement at the end of the Subject Period is as set forth on ANNEX I to this certificate.


                                      D. R. HORTON, INC., a Delaware corporation

                                      By:
                                         --------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                        ANNEX I TO COMPLIANCE CERTIFICATE

                            Status of Compliance with
                     SECTIONS 6.7(a), (b), (c), (d) and (e)
                             of the Credit Agreement

[(Unless otherwise indicated, all calculations are made on a consolidated basis for Borrower and its Restricted Subsidiaries at the date of determination with respect to the most recently-ended fiscal quarter)]

           [Form to be Agreed to by Administrative Agent and Borrower]

                                    EXHIBIT F


                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

         Reference is made to the Revolving Credit Agreement dated as of January 31, 2002 (as modified, amended, renewed, extended, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among D. R. Horton, Inc., as Borrower, Bank of America, N.A., a national banking association, as Administrative Agent, the Letter of Credit Issuer defined therein, and the Lenders defined therein. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

                                    RECITALS

         A. "ASSIGNOR" and "ASSIGNEE" shall mean the parties referred to on the signature page hereof.

         B. Assignor's Revolving Credit Commitment (the "ASSIGNOR COMMITMENT") is the amount specified in ITEM 1 of SCHEDULE 1 attached hereto. The aggregate principal amount of outstanding Loans made by Assignor to Borrower under the Assignor Commitment is specified in ITEM 2 of SCHEDULE 1 attached hereto (the "ASSIGNOR Loans"). The aggregate Letter of Credit Exposure of Assignor is specified in ITEM 3 of SCHEDULE 1 attached hereto (the "ASSIGNOR LETTER OF CREDIT EXPOSURE").

         C. Assignor wishes to sell and assign to Assignee, and Assignee wishes to purchase and assume from Assignor, (i) the portion of the Assignor Commitment specified in ITEM 4 of SCHEDULE 1 attached hereto, which is equivalent to the percentage of the Total Revolving Credit Commitment specified in ITEM 5 of
SCHEDULE 1 attached hereto (the "ASSIGNED COMMITMENT"), (ii) the portion of the Assignor's Loans under the Assignor Commitment specified in ITEM 6 of SCHEDULE 1 attached hereto (the "ASSIGNED LOANS"), and (iii) the portion of the Assignor Letter of Credit Exposure specified in ITEM 7 of SCHEDULE 1 attached hereto (the "ASSIGNED LETTER OF CREDIT EXPOSURE").

         The parties agree as follows:

         1. Assignment. Subject to the terms and conditions set forth herein and in the Credit Agreement, Assignor hereby sells and assigns without recourse to Assignee, and Assignee purchases, accepts, and assumes from Assignor on the date first set forth above (the "ASSIGNMENT DATE"), (a) all right, title, and interest of Assignor to the Assigned Loans, and (b) all obligations of Assignor under the Credit Agreement with respect to the Assigned Commitment and the Assigned Letter of Credit Exposure. As full consideration for the sale of the Assigned Loans, the Assigned Letter of Credit Exposure, and the Assigned Commitment, Assignee shall pay to Assignor on the Assignment Date the principal amount of the Assigned Loans (the "PURCHASE PRICE").

         2. Representations and Warranties. Each of Assignor and Assignee represents and warrants to the other that: (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery, and performance of this Agreement have been authorized by all necessary action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms.

         3. Condition Precedent. The obligations of Assignor and Assignee hereunder shall be subject to the fulfillment of the condition that Assignor shall have (a) received payment in full of the Purchase Price, and (b) complied with other applicable provisions of SECTION 10.2 of the Credit Agreement. Assignor and

Assignee further agree, pursuant to SECTION 10.2 of the Credit Agreement, to pay (as determined between themselves) to Administrative Agent for its account on the Effective Date in federal funds a processing fee of $3,500.

         4. Notice of Assignment. Assignor hereby instructs Administrative Agent and Borrower to make all payments with respect to the Assigned Loans and the Assigned Commitment directly to Assignee at the offices specified in ITEM 8 on
SCHEDULE 1 attached hereto (which shall also be Assignee's address for notices pursuant to SECTION 10.11 of the Credit Agreement). From and after the date (the "EFFECTIVE DATE") on which Administrative Agent shall notify Borrower and Assignor that all consents (if any) required shall have been given, Assignee shall be deemed to be a party to the Credit Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided herein, shall have the rights and obligations of a Lender under the Credit Agreement. After the Effective Date, and with respect to all such amounts accrued from the Assignment Date, (i) all interest, principal, fees, and other amounts that would otherwise be payable to Assignor in respect of the Assigned Loans and the Assigned Commitment shall be paid to Assignee, and (ii) if Assignor receives any payment on account of the Assigned Loans or the Assigned Commitment, then Assignor shall promptly deliver such payment to Assignee. Assignee agrees to deliver to Borrower and Administrative Agent, on or prior to the Assignment Date, such Internal Revenue Service forms as may be required to establish that Assignee is entitled to receive payments under the Credit Agreement without deduction or withholding of tax.

         5. Independent Investigation. Assignee acknowledges that it is purchasing the Assigned Loans and the Assigned Commitment from Assignor totally without recourse and, except as provided in SECTION 2 hereof, without representation or warranty. Assignee further acknowledges that it has made its own independent investigation and credit evaluation of Borrower in connection with its purchase of the Assigned Loans and the Assigned Commitment. Except for the representations or warranties set forth in SECTION 2, Assignee acknowledges that it is not relying on any representation or warranty of Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule, or accrual status of the Assigned Loans or the Assigned Commitment, the legality, validity, genuineness, or enforceability of the Credit Agreement, the related Notes, or any other Loan Document referred to in or delivered pursuant to the Credit Agreement, or the financial condition or creditworthiness of Borrower. Assignor has not and will not be acting as either the representative, agent, or trustee of Assignee with respect to matters arising out of or relating to the Credit Agreement or this Agreement. From and after the Effective Date, Assignor shall have no rights or obligations with respect to the Assigned Loans or the Assigned Commitment.

         6. Method of Payment. All payments to be made by either party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

         7. Integration. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Credit Agreement) as to the subject matter hereof.

         8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.

         9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized signatories as of the date first above written.


ASSIGNOR:                                [ASSIGNOR]

                                         By:
                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


ASSIGNEE:                                [ASSIGNEE]



                                         By:
                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Acknowledged and Agreed to as of
this ______ day of ______________, _____.



BANK OF AMERICA, N.A., a national banking association as Administrative Agent


By:
   -----------------------------------------------
   Name:
        ------------------------------------------
   Title:
         -----------------------------------------



                                SIGNATURE PAGE TO
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                   SCHEDULE 1
                                       TO
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT
                                   relating to
                           Revolving Credit Agreement
         among D. R. Horton, Inc., a Delaware corporation, as Borrower,
 Bank of America, N.A., a national banking association, as Administrative Agent, the Letter of Credit Issuer defined therein, and
                           the Lenders defined therein

                      dated as of ____________ ___, 200____

         (1) Assignor's Commitment:(1)                                                  $
                                                                                         -----------------

         (2) Assignor's Loans:(2)                                                       $
                                                                                         -----------------

         (3) Assignor's Letter of Credit Exposure:(3)                                   $
                                                                                         ----------------

         (4) Amount of Assigned Loan Commitment:(4)                                     $
                                                                                         ----------------

         (5) Percentage of Loan Commitment Assigned:(5)                                                  %
                                                                                         ----------------

         (6) Amount of Assigned Loans:(6)                                               $
                                                                                         ----------------

         (7) Amount of Letter of Credit Exposure:(7)                                    $
                                                                                         ----------------

         (8) Applicable Lending Office of Assignee and Address for Notices under the Credit Agreement(8)

                      -----------------------------------

                      -----------------------------------

                      -----------------------------------

                      -----------------------------------

1.       Insert the dollar amount of Assignor's Commitment prior to assignment.

2.       Insert the total amount of outstanding Loans of Assignor.

3.       Insert the total amount of the Letter of Credit Exposure of Assignor.

4. Insert the dollar amount of the Assignor's Commitment, including outstanding Loans, being assigned.

5. Loan Commitment assigned, as a percentage of the total Revolving Credit Commitment.

6. Insert the total amount of outstanding Loans of Assignor being assigned to Assignee.

7. Insert the sum of undrawn Letters of Credit plus unpaid reimbursement obligations for drawn Letters of Credit being assigned to Assignee.

8. Insert the name and address of the applicable lending office of Assignee.

                                    EXHIBIT G

                                  FORM OF NOTE

                              REVOLVING CREDIT NOTE

$____________                  Chicago, Illinois        As of January 31, 2002



         1. FOR VALUE RECEIVED, D. R. HORTON, INC., a Delaware corporation ("MAKER"), hereby unconditionally promises to pay to the order of __________________ ("PAYEE"), at the address of Administrative Agent (defined below) set forth in the Credit Agreement defined below, the sum of _____________________ Dollars ($_______________) (or, if less, so much thereof as may be advanced), in lawful money of the United States of America. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

         2. The unpaid principal amount of, and accrued unpaid interest on, this
Note is payable in accordance with the Credit Agreement.

         3. The unpaid principal balance advanced and outstanding hereunder shall bear interest from the date of advance until maturity at the rate per annum provided in the Credit Agreement. The interest rate specified in this section is subject to adjustment under the circumstances described in the Credit Agreement. Interest shall be computed in the manner provided in the Credit Agreement.

         4. Notwithstanding any provision contained in this Note or any other document executed or delivered in connection with this Note or in connection with the Credit Agreement, Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, if Payee ever receives, collects, or applies as interest any such excess, then the amount that would be excessive interest shall be applied to reduce the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full by that application, then any remaining excess shall promptly be paid to Maker. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments expressly designated as interest payments hereunder) as an expense or fee rather than as interest,
(b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout that term.

         5. This Note has been executed and delivered pursuant to that certain Revolving Credit Agreement (as amended, modified, or restated from time to time, the "CREDIT AGREEMENT") dated as of January 31, 2002, executed by and between Maker, Bank of America, N.A., a national banking association, as Administrative Agent ("ADMINISTRATIVE AGENT"), the Letter of Credit Issuer defined therein, and the Lenders defined therein, and is one of the "Notes" referred to therein, and the holder of this Note is entitled to the benefits provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of
(a) the obligation of Payee to advance funds hereunder, (b) the prepayment rights and obligations of Maker, and (c) the events upon which the maturity of this Note may be accelerated.

         6. If the principal of, or any installment of interest on, this Note becomes due and payable on a day other than a Business Day, then the maturity thereof shall be extended to the next succeeding Business Day. If this Note, or any installment or payment due hereunder, is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate, or other court, whether before or after maturity, then Maker shall pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder of this Note. All past due principal of, and to the extent permitted by applicable law, interest on this Note shall bear interest until paid at the rate provided in the Credit Agreement.

         7. Maker and all sureties, endorsers, guarantors, and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions, and covenants, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.

         8. All Advances made by Payee and all repayments of the principal thereof may be recorded by Payee and, before any transfer hereof, endorsed by Payee on a schedule attached hereto, or on a continuation of such schedule, provided that the failure of Payee to record any endorsement shall not affect the obligation of Maker hereunder or under the Credit Agreement.

         9. THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS NOTE.


                                    D. R. HORTON, INC., a Delaware corporation

                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                    EXHIBIT H

                           FORM OF GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT is executed as of January 31, 2002, by EACH OF THE SUBSIDIARIES OF D. R. HORTON, INC., a Delaware corporation ("BORROWER"), LISTED ON SCHEDULE 1 ATTACHED HERETO or who become a party hereto pursuant to
SECTION 5.11 below (each a "GUARANTOR" and collectively, "GUARANTORS") for the benefit of the Credit Parties defined below.

                                    RECITALS:

         1. Borrower may from time to time be indebted to the Credit Parties pursuant to that certain Revolving Credit Agreement dated as of January 31, 2002 (as modified, amended, renewed, extended, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), by and between Borrower, Bank of America, N.A., a national banking association, as Administrative Agent (in such capacity, "ADMINISTRATIVE AGENT"), the Letter of Credit Issuer defined therein, and the Lenders defined therein (Administrative Agent, Letter of Credit Issuer, and the Lenders, together with their respective successors and assigns, are herein called the "CREDIT PARTIES").

         2. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

         3. The Credit Parties are not willing to make loans under the Credit Agreement or otherwise extend credit to Borrower unless Guarantors unconditionally guarantee payment of all present and future indebtedness and obligations of Borrower to the Credit Parties under the Credit Agreement and the Loan Documents.

         4. Each Guarantor will, directly or indirectly, benefit from the Credit Parties' extension of credit to Borrower.

         NOW, THEREFORE, as an inducement to the Credit Parties to enter into the Credit Agreement and to make loans to Borrower thereunder, and to extend such credit to Borrower as the Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantors hereby jointly and severally guarantee payment of the Guaranteed Debt (hereinafter defined) as more specifically described hereinbelow in SECTION 1.3 and hereby agree as follows:

                                    SECTION 1

                          NATURE AND SCOPE OF GUARANTY

         1.1 DEFINITION OF GUARANTEED DEBT. As used herein, the term "GUARANTEED DEBT" means:

         (a) All principal, interest, fees, reasonable attorneys' fees, commitment fees, liabilities for costs and expenses, and other indebtedness, obligations, and liabilities of Borrower to the Credit Parties at any time created or arising in connection with the Credit Agreement including, but not limited to, all indebtedness, obligations and liabilities of Borrower to the Credit Parties arising under the Notes and the other Loan Documents; and

         (b) All costs, expenses, and fees including, but not limited to, court costs and reasonable attorneys' fees, arising in connection with the collection of any or all amounts, indebtedness, obligations, and liabilities of Borrower to the Credit Parties described in ITEM (a) of this SECTION 1.1.

         1.2 GUARANTEED DEBT NOT REDUCED BY OFFSET. The indebtedness, liabilities, obligations, and other Guaranteed Debt guaranteed hereby, and the liabilities and obligations of Guarantors to the Credit Parties hereunder, shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense of Borrower, or any other party, against any Credit Party or against payment of the Guaranteed Debt, whether such offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise. Without limiting the foregoing or Guarantors' liability hereunder, to the extent that any Credit Party advances funds or extends credit to Borrower, and does not receive payments or benefits thereon in the amounts and at the times required or provided by applicable agreements or laws, Guarantors are absolutely liable, jointly and severally, to make such payments to (and confer such benefits on) such Credit Party, on a timely basis.

         1.3 GUARANTY OF OBLIGATION. Guarantors hereby irrevocably and unconditionally guarantee, jointly and severally, to the Credit Parties (a) the due and punctual payment of the Guaranteed Debt, and (b) the timely performance of all other obligations now or hereafter owed by Borrower to the Credit Parties under the Credit Agreement. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Debt as primary obligor.

         1.4 NATURE OF GUARANTY. This Guaranty Agreement is intended to be an irrevocable, absolute, continuing guaranty of payment and is not a guaranty of collection. This Guaranty Agreement may not be revoked by any Guarantor; provided, however, if, according to applicable law, it shall ever be determined or held that a guarantor under a continuing guaranty such as this Guaranty Agreement shall have the absolute right, notwithstanding the express agreement of such a guarantor otherwise, to revoke such guaranty as to Guaranteed Debt which has then not yet arisen, then any Guarantor may deliver to Administrative Agent written notice, in addition to giving such notice as provided in SECTION
5.2 hereof, that such Guarantor will not be liable hereunder for any Guaranteed Debt created, incurred, or arising after the giving of such notice, and such notice will be effective as to such Guarantor from and after (but not before) such times as said written notice is actually delivered to, in addition to giving such notice as provided in SECTION 5.2 hereof, and received by and receipted for in writing by Administrative Agent (unless such notice is refused by Administrative Agent in which case such notice shall be effective when delivered to, and rejected by, Administrative Agent); provided that such notice shall not in anywise affect, impair, or limit the liability and responsibility of any other person or entity with respect to any Guaranteed Debt theretofore existing or thereafter existing, arising, renewed, extended, or modified; provided, further, that such notice shall not affect, impair, or release the liability and responsibility of such Guarantor with respect to Guaranteed Debt created, incurred, or arising (or in respect of any Guaranteed Debt agreed or contemplated, in any respect, to be created, whether advanced or not and whether committed to by the Credit Parties or not, including, without limitation, any discretionary advances or extensions of credit which may be made by any Credit Party at its option in the future under any type of loan or credit agreement, arrangement or undertaking) prior to the receipt of such notice by Administrative Agent as aforesaid, or in respect of any renewals, extensions, or modifications of such Guaranteed Debt, or in respect of interest or costs of collection thereafter accruing on or with respect to such Guaranteed Debt, or with respect to attorneys' fees thereafter becoming payable hereunder with respect to such Guaranteed Debt, and shall continue to be effective with respect to any

Guaranteed Debt arising or created after any attempted revocation by any Guarantor. The fact that at any time or from time to time the Guaranteed Debt may be increased, reduced, or paid in full shall not release, discharge, or reduce the obligation of Guarantors with respect to indebtedness or obligations of Borrower to the Credit Parties thereafter incurred (or other Guaranteed Debt thereafter arising) under the Credit Agreement, the Notes, or otherwise. This Guaranty Agreement may be enforced by the Credit Parties and any subsequent holder of the Guaranteed Debt and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

         1.5 PAYMENT BY GUARANTORS. If all or any part of the Guaranteed Debt shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, then Guarantors shall, immediately upon demand by Administrative Agent, and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Debt to Administrative Agent, for the benefit of the Credit Parties, at Administrative Agent's office set forth in the Credit Agreement. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Debt, and may be made from time to time with respect to the same or different items of Guaranteed Debt. Such demand shall be deemed made, given, and received in accordance with SECTION
5.2 hereof.

         1.6 PAYMENT OF EXPENSES. In the event that any Guarantor should breach or fail to timely perform any provisions of this Guaranty Agreement, then Guarantors shall, immediately upon demand by Administrative Agent, pay to Administrative Agent, for the benefit of the Credit Parties, all reasonable costs and expenses (including court costs and reasonable attorneys' fees) incurred by the Credit Parties in the enforcement hereof or the preservation of the Credit Parties' rights hereunder. The covenant contained in this SECTION 1.6 shall survive the payment of the Guaranteed Debt.

         1.7 NO DUTY TO PURSUE OTHERS. It shall not be necessary for any Credit Party (and Guarantors hereby waive any rights which Guarantors may have to require any Credit Party), in order to enforce such payment by any Guarantor, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Guaranteed Debt or any other person, (b) enforce the Credit Parties' rights against any security which shall ever have been given to secure the Guaranteed Debt, (c) enforce the Credit Parties' rights against any other Guarantor or any other guarantors of the Guaranteed Debt, (d) join Borrower, any other Guarantor, or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty Agreement, (e) exhaust any remedies available to the Credit Parties against any security which shall ever have been given to secure the Guaranteed Debt, or (f) resort to any other means of obtaining payment of the Guaranteed Debt. The Credit Parties shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Debt. Further, each Guarantor expressly waives each and every right to which any Guarantor may be entitled by virtue of the suretyship law of the State of Texas, including without limitation, any rights pursuant to Rule 31, Texas Rules of Civil Procedure, Articles 1986 and 1987, Revised Civil Statutes of Texas and Chapter 34 of the Texas Business and Commerce Code.

         1.8 WAIVER OF NOTICES, ETC. Each Guarantor agrees to the provisions of the Credit Agreement, the Notes, and the other Loan Documents, and hereby waives notice of (a) any loans or advances made by any Credit Party to Borrower, (b) acceptance of this Guaranty Agreement, (c) any amendment, waiver, supplement, or extension of the Credit Agreement, the Notes, the other Loan Documents, or any other instrument or document pertaining to all or any part of the Guaranteed Debt, (d) the execution and delivery by Borrower and any Credit Party of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents in connection therewith, (e) the occurrence of any

Default or Event of Default, (f) any Credit Party's transfer or disposition of the Guaranteed Debt, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Debt,
(h) protest, proof of nonpayment, or default by Borrower, (i) the release of any other Guarantor, or (j) any other action at any time taken or omitted by any Credit Party, and, generally, all demands and notices of every kind in connection with this Guaranty Agreement, the Credit Agreement, the Notes, the other Loan Documents, and any documents or agreements evidencing, securing, or relating to any of the Guaranteed Debt and the obligations hereby guaranteed.

         1.9 EFFECT OF BANKRUPTCY, OTHER MATTERS. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership, or other debtor relief law, or any judgment, order, or decision thereunder, or for any other reason,
(a) any Credit Party must rescind or restore any payment, or any part thereof, received by such Credit Party in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Guaranty Agreement given to any Guarantor by such Credit Party shall be without effect, and this Guaranty Agreement shall remain in full force and effect, or (b) Borrower shall cease to be liable to the Credit Parties for any of the Guaranteed Debt (other than by reason of the indefeasible payment in full thereof by Borrower), then the obligations of each Guarantor under this Guaranty Agreement shall remain in full force and effect. It is the intention of the Credit Parties and Guarantors that Guarantors' obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance. Without limiting the generality of the foregoing, it is the intention of the Credit Parties and Guarantors that the filing of any bankruptcy or similar proceeding by or against Borrower or any other person or party obligated on any portion of the Guaranteed Debt shall not affect the obligations of Guarantors under this Guaranty Agreement or the rights of the Credit Parties under this Guaranty Agreement, including, without limitation, the right or ability of the Credit Parties to pursue or institute suit against any Guarantor for the entire Guaranteed Debt.

         1.10 LIMITATION. It is the intention of Guarantors and the Credit Parties that the amount of the Guaranteed Debt shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or other similar laws applicable to Guarantors. Accordingly, notwithstanding anything to the contrary contained in this Guaranty Agreement or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt shall be limited to that amount which after giving effect thereto would not (a) render any Guarantor insolvent, (b) result in the fair saleable value of the assets of any Guarantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave any Guarantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in (a), (b), and (c) herein are determined under applicable law, if the obligations of such Guarantor hereunder would otherwise be set aside, terminated, annulled, or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court.

         1.11 SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Credit Party (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Credit Party (or any of its Affiliates) to or for the credit or the account of any Guarantor against any and all of the obligations of any Guarantor now or hereafter existing under this Guaranty Agreement, irrespective of whether such Credit Party shall have made any demand under this Guaranty Agreement and although such obligations may be unmatured.

                                    SECTION 2

                ADDITIONAL EVENTS AND CIRCUMSTANCES NOT REDUCING
                     OR DISCHARGING GUARANTORS' OBLIGATIONS

         Guarantors hereby consent and agree to each of the following, and agree that Guarantors' obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced, or adversely affected by any of the following, and waives any common law, equitable, statutory, or other rights (including without limitation rights to notice) which Guarantors might otherwise have as a result of or in connection with any of the following:

         2.1 MODIFICATIONS, ETC. Any renewal, extension, increase, modification, waiver, alteration, or rearrangement of all or any part of the Guaranteed Debt, or of the Credit Agreement, the Notes, or any other Loan Document;

         2.2 ADJUSTMENT, ETC. Any adjustment, indulgence, forbearance, waiver, or compromise that might be granted or given by any Credit Party to Borrower or any Guarantor;

         2.3 CONDITION, COMPOSITION OR STRUCTURE OF BORROWER OR GUARANTORS. The insolvency, bankruptcy, arrangement, adjustment, composition, structure, liquidation, disability, dissolution, or lack of power of Borrower, any Guarantor, or any other party at any time liable for the payment of all or part of the Guaranteed Debt; or any dissolution of Borrower or any Guarantor, or any sale, lease, or transfer of any or all of the assets of Borrower or any Guarantor, or any changes in name, business, location, composition, structure, or changes in the shareholders, partners, or members (whether by accession, secession, cessation, death, dissolution, transfer of assets, or other matter) of Borrower or any Guarantor; or any reorganization of Borrower or any Guarantor;

         2.4 INVALIDITY OF GUARANTEED DEBT. The invalidity, illegality, or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Debt, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Debt or any part thereof is ultra vires, (c) the officers or representatives executing the Credit Agreement, the Notes, the other Loan Documents, or other documents or otherwise creating the Guaranteed Debt acted in excess of their authority, (d) the Guaranteed Debt violates applicable usury laws, (e) Borrower has valid defenses, claims, or offsets (whether at law, in equity, or by agreement) which render the Guaranteed Debt wholly or partially uncollectible from Borrower, (f) the creation, performance, or repayment of the Guaranteed Debt (or the execution, delivery, and performance of any document or instrument representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or given to secure the repayment of the Guaranteed
Debt) is illegal, uncollectible, or unenforceable, or (g) the Credit Agreement, the Notes, the other Loan Documents, or other documents or instruments pertaining to the Guaranteed Debt have been forged or otherwise are irregular or not genuine or authentic.

         2.5 RELEASE OF OBLIGORS. Any full or partial release of the liability of Borrower on the Guaranteed Debt or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee, or assure the payment of the Guaranteed Debt or any part thereof, it being recognized, acknowledged and agreed by Guarantors that Guarantors may be required to pay the Guaranteed Debt in full without assistance or support of any other party, and Guarantors have not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding, or agreement that other parties will be liable to perform the Guaranteed Debt, or that the Credit Parties will look to other parties to perform the Guaranteed Debt; notwithstanding the foregoing, Guarantors do not hereby waive or release (expressly or impliedly) any rights of subrogation, reimbursement, or contribution which they may have, after payment in full of the Guaranteed Debt, against others liable on the Guaranteed Debt; Guarantors' rights of subrogation and reimbursement are, however, subordinate to the rights and claims of the Credit Parties;

         2.6 OTHER SECURITY. The taking or accepting of any other security, collateral, or guaranty, or other assurance of payment, for all or any part of the Guaranteed Debt;

         2.7 RELEASE OF COLLATERAL, ETC. Any release, surrender, exchange, subordination, deterioration, waste, loss, or impairment (including without limitation negligent, willful, unreasonable, or unjustifiable impairment) of any collateral, property, or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Debt;

         2.8 CARE AND DILIGENCE. The failure of any Credit Party or any other party to exercise diligence or reasonable care or act, fail to act, or comply with any duty in the administration, preservation, protection, enforcement, sale application, disposal, or other handling or treatment of all or any part of the Guaranteed Debt or any collateral, property, or security at any time securing any portion thereof, including, without limiting the generality of the foregoing, the failure to conduct any foreclosure or other remedy fairly, in a commercially reasonable manner, or in such a way so as to obtain the best possible price or a favorable price or otherwise act or fail to act;

         2.9 STATUS OF LIENS. The fact that any collateral, security, security interest, or lien contemplated or intended to be given, created, or granted as security for the repayment of the Guaranteed Debt shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantors that Guarantors are not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility, or value of any of the collateral for the Guaranteed Debt; notwithstanding the foregoing, Guarantors do not hereby waive or release (expressly or impliedly) any right to be subrogated to the rights of the Credit Parties in any collateral or security for the Guaranteed Debt after payment in full of the Guaranteed Debt; Guarantors' rights of subrogation are, however, subordinate to the rights, claims, liens, and security interests of the Credit Parties;

         2.10 OFFSET. Any existing or future right of offset, claim, or defense of Borrower against the Credit Parties, or any other party, or against payment of the Guaranteed Debt, whether such right of offset, claim, or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise;

         2.11 MERGER. The reorganization, merger, or consolidation of Borrower or any Guarantor into or with any other corporation or entity;

         2.12 PREFERENCE. Any payment by Borrower to any Credit Party is held to constitute a preference under bankruptcy laws, or for any reason any Credit Party is required to refund such payment or pay such amount to Borrower or someone else; or

         2.13 OTHER ACTIONS TAKEN OR OMITTED. Any other action taken or omitted to be taken with respect to the Credit Agreement, the Guaranteed Debt, or the security and collateral therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood or risk that Guarantors will be required to pay the Guaranteed Debt pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantors that Guarantors shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Debt.

                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES

         To induce the Credit Parties to enter into the Credit Agreement and extend credit to Borrower, each Guarantor represents and warrants to the Credit Parties that:

         3.1 BENEFIT. Each Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the Guaranteed Debt;

         3.2 FAMILIARITY AND RELIANCE. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Debt; however, no Guarantor is relying on such financial condition or the collateral as an inducement to enter into this Guaranty Agreement;

         3.3 NO REPRESENTATION BY THE CREDIT PARTIES. No Credit Party or any other party has made any representation, warranty, or statement to any Guarantor in order to induce any Guarantor to execute this Guaranty Agreement;

         3.4 GUARANTORS' FINANCIAL CONDITION. As of the date hereof, and after giving effect to this Guaranty Agreement and the contingent obligation evidenced hereby, each Guarantor is, and will be, solvent;

         3.5. DETERMINATION OF BENEFIT. The Board of Directors, partners, members, or other managers or owners of each Guarantor, acting pursuant to a duly called and constituted meeting, after proper notice, or pursuant to a valid unanimous consent, has determined that this Guaranty directly or indirectly benefits such Guarantor and is in the best interests of such Guarantor;

         3.6 LEGALITY. The execution, delivery, and performance by each Guarantor of this Guaranty Agreement and the consummation of the transactions contemplated hereunder (a) have been duly authorized by all necessary action of each Guarantor, and (b) do not, and will not, contravene or conflict with any law, statute, or regulation whatsoever to which any Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement, or other instrument to which any Guarantor is a party or which may be applicable to any Guarantor or any of its assets, or violate any provisions of its Constituent Documents; this Guaranty Agreement is a legal and binding obligation of each Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights;

         3.7 CREDIT AGREEMENT. The representations and warranties in the Credit Agreement with respect to each Guarantor are true and correct; and

         3.8 SURVIVAL. All representations and warranties made by Guarantors herein shall survive the execution hereof.

                                    SECTION 4

                      SUBORDINATION OF CERTAIN INDEBTEDNESS

         4.1 SUBORDINATION OF GUARANTOR CLAIMS. As used herein, the term "GUARANTOR CLAIMS" shall mean all debts and liabilities of Borrower to any Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor. The Guarantor Claims shall include without limitation all rights and claims of each Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of any Guarantor's payment of all or a portion of the Guaranteed Debt. Until the Guaranteed Debt shall be indefeasibly paid and satisfied in full, the termination or expiration of all Letters of Credit and the Total Revolving Credit Commitment, and Guarantors shall have performed all of their obligations hereunder, if a Default or Event of Default exists, then Guarantors shall not receive or collect , directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims (other than payments in the ordinary course of business).

         4.2 CLAIMS IN BANKRUPTCY. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Borrower as debtor, the Credit Parties shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee, or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the Credit Parties. Should any Credit Party receive, for application upon the Guaranteed Debt, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between Borrower and such Guarantor, shall constitute a credit upon the Guarantor Claims, then upon indefeasible payment to the Credit Parties in full of the Guaranteed Debt, and the termination or expiration of all Letters of Credit and the Total Revolving Credit Commitment, such Guarantor shall become subrogated to the rights of the Credit Parties to the extent that such payments to the Credit Parties on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Debt, and such subrogation shall be with respect to that proportion of the Guaranteed Debt which would have been unpaid if the Credit Parties had not received dividends or payments upon the Guarantor Claims.

         4.3 PAYMENTS HELD IN TRUST. In the event that, notwithstanding SECTIONS
4.1 and 4.2 above, any Guarantor should receive any funds, payment, claim or distribution which is prohibited by such SECTIONS, such Guarantor agrees to hold in trust for the Credit Parties, in kind, all funds, payments, claims, or distributions so received, and agrees that it shall have absolutely no dominion over such funds, payments, claims, or distributions so received except to pay them promptly to Administrative Agent, for the benefit of the Credit Parties, and such Guarantor covenants promptly to pay the same to Administrative Agent, for the benefit of the Credit Parties.

         4.4 LIENS SUBORDINATE. Each Guarantor agrees that any liens, security interests, judgment liens, charges, or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges, or other encumbrances upon Borrower's assets securing payment of the Guaranteed Debt, regardless of whether such encumbrances in favor of such Guarantor or the Credit Parties presently exist or are hereafter created or attached. Without the prior written consent of Administrative Agent, no Guarantor shall (a) exercise or enforce any creditor's right it may have against Borrower, or (b) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief, or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments, or other encumbrances on assets of Borrower held by any Guarantor.

                                    SECTION 5

                                  MISCELLANEOUS

         5.1 WAIVER. No failure to exercise, and no delay in exercising, on the part of any Credit Party, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Credit Parties hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty Agreement, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar, or other instances without such notice or demand.

         5.2 NOTICES. Any notices or other communications required or permitted to be given by this Guaranty Agreement must be (a) given in writing and personally delivered or mailed by prepaid certified or registered mail, return receipt requested, or (b) made by tested telex delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:

                           GUARANTOR:

                           c/o D. R. Horton, Inc.
                           1901 Ascension Boulevard, Suite 100
                           Arlington, Texas  76006
                           Attention:       Samuel R. Fuller
                           Fax:             817-856-8259
                           Phone:           817-856-8200

                           with a copy to:

                           Ted I. Harbour, Esq.
                           1901 Ascension Boulevard, Suite 100
                           Arlington, Texas  76006
                           Fax:             817-856-8252
                           Phone:           817-856-8200

                           CREDIT PARTIES:

                           Bank of America, N.A., as Administrative Agent 231 South LaSalle Street
                           Mail Code IL1-231-12-18
                           Chicago, Illinois  60697
                           Attention:       Mark Lariviere
                           Fax:             312-974-4970
                           Phone:           312-828-2513

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the day it is mailed as aforesaid, or, if transmitted by telex, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Guaranty Agreement by giving notice of such change to the other party pursuant to this SECTION 5.2.

         5.3 GOVERNING LAW. THIS GUARANTY AGREEMENT HAS BEEN PREPARED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS GUARANTY AGREEMENT. FOR PURPOSES OF THIS GUARANTY AGREEMENT AND THE RESOLUTION OF DISPUTES HEREUNDER, EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO, AND WAIVES ANY OBJECTION TO, THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS LOCATED IN DALLAS, TEXAS AND OF THE FEDERAL COURT LOCATED IN THE NORTHERN DISTRICT OF TEXAS.

         5.4 INVALID PROVISIONS. If any provision of this Guaranty Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty Agreement, such provision shall be fully severable and this Guaranty Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Guaranty Agreement, and the remaining provisions of this Guaranty Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Guaranty Agreement, unless such continued effectiveness of this Guaranty Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

         5.5 ENTIRETY AND AMENDMENTS. This Guaranty Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and this Guaranty Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

         5.6 PARTIES BOUND; ASSIGNMENT. This Guaranty Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives; provided, however, that no Guarantor may, without the prior written consent of Administrative Agent, assign any of its rights, powers, duties, or obligations hereunder.

         5.7 HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty Agreement.

         5.8 MULTIPLE COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Guaranty Agreement by signing any such counterpart.

         5.9 RIGHTS AND REMEDIES. If any Guarantor becomes liable for any indebtedness owing by Borrower to the Credit Parties, by endorsement or otherwise, other than under this Guaranty Agreement, then such liability shall not be in any manner impaired or affected hereby and the rights of the Credit Parties hereunder shall be cumulative of any and all other rights that the Credit Parties (or any of them) may ever have against such Guarantor. The exercise by the Credit Parties of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         5.10 WAIVER OF TRIAL BY JURY. EACH GUARANTOR HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY AGREEMENT. THIS WAIVER IS IRREVOCABLE AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS, RENEWALS, EXTENSIONS, OR SUPPLEMENTS TO THIS GUARANTY AGREEMENT. IN THE EVENT OF LITIGATION, THIS GUARANTY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

         5.11 ADDITIONAL GUARANTORS. The initial Guarantors hereunder shall be each of the Subsidiaries of Borrower that are signatories hereto and that are listed on SCHEDULE 1 attached hereto. From time to time subsequent to the time hereof, additional Subsidiaries of Borrower may become parties hereto as additional Guarantors (each an "ADDITIONAL GUARANTOR") by executing a counterpart of this Guaranty Agreement in the form of EXHIBIT A attached hereto. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, or by any election by Administrative Agent not to cause any Subsidiary of Borrower to become an Additional Guarantor hereunder. This Guaranty Agreement shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Guarantor hereunder.

         5.12 RELEASE OF GUARANTORS. Pursuant to SECTION 3.1(f) of the Credit Agreement, any Guarantor may be released from its obligations under this Guaranty Agreement by Administrative Agent's execution of a Release of Guaranty in the form of EXHIBIT B attached hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the release of any other Guarantor hereunder.

                     Remainder of Page Intentionally Blank;
                             Signature Page Follows.

         EXECUTED as of the day and year first above written.


                                     GUARANTORS:






                                SIGNATURE PAGE TO
                                    GUARANTY

                   SCHEDULE 1 [TO FORM OF SUBSIDIARY GUARANTY]

                               INITIAL GUARANTORS


C. Richard Dobson Builders, Inc., a Virginia corporation
CH Investments of Texas, Inc., a Delaware corporation
CHI Construction Company, an Arizona corporation
CHTEX of Texas, Inc., a Delaware corporation
Continental Homes, Inc., a Delaware corporation
Continental Homes of Florida, Inc., a Florida corporation
Continental Homes of Texas, L.P., a Texas limited partnership
Continental Residential, Inc., a California corporation
D.R. Horton - Emerald, Ltd., a Texas limited partnership
D.R. Horton, Inc. - Birmingham, an Alabama corporation
D.R. Horton, Inc. - Chicago, a Delaware corporation
D.R. Horton, Inc. - Denver, a Delaware corporation
D.R. Horton, Inc. - Dietz-Crane, a Delaware corporation
D.R. Horton, Inc. - Greensboro, a Delaware corporation
D.R. Horton, Inc. - Jacksonville, a Delaware corporation
D.R. Horton, Inc. - Louisville, a Delaware corporation
D.R. Horton, Inc. - Minnesota, a Delaware corporation
D.R. Horton, Inc. - New Jersey, a Delaware corporation
D.R. Horton, Inc. - Portland, a Delaware corporation
D.R. Horton, Inc. - Sacramento, a California corporation
D.R. Horton, Inc. - Torrey, a Delaware corporation
D.R. Horton Los Angeles Holding Company, Inc., a California corporation D.R. Horton Management Company, Ltd., a Texas limited partnership
D.R. Horton San Diego Holding Company, Inc., a California corporation
D.R. Horton - Texas, Ltd., a Texas limited partnership
DRH Cambridge Homes, Inc., a California corporation
DRH Cambridge Homes, LLC, a Delaware limited liability company
DRH Construction, Inc., a Delaware corporation
DRH Regrem II, Inc., a Delaware corporation
DRH Regrem III, Inc., Delaware corporation
DRH Regrem IV, Inc., a Delaware corporation
DRH Regrem V, Inc., a Delaware corporation
DRH Regrem VII, LP, a Texas limited partnership
DRH Regrem VIII, LLC, a Delaware limited liability company
DRH Southwest Construction, Inc., California corporation
DRH Title Company of Colorado, Inc., Colorado corporation
DRH Tucson Construction, Inc., a Delaware corporation
DRHI, Inc., a Delaware corporation
KDB Homes, Inc., a Delaware corporation
Meadows I, Ltd., a Delaware corporation
Meadows II, Ltd., a Delaware corporation
Meadows VIII, Ltd., a Delaware corporation
Meadows IX, Inc., a New Jersey corporation
Meadows X, Inc., a New Jersey corporation
SGS Communities at Grande Quay, LLC, a New Jersey limited liability company

                   EXHIBIT A [TO FORM OF SUBSIDIARY GUARANTY]

                       COUNTERPART TO SUBSIDIARY GUARANTY

         In witness whereof, the undersigned Additional Guarantor has caused this Guaranty Agreement to be executed and delivered by its officer thereunto duly authorized as of _____________, 200__.


                                             ---------------------------------
                                             [NAME OF ADDITIONAL GUARANTOR]

                                             By:
                                                ------------------------------
                                                Name:
                                                     -------------------------
                                                Title:
                                                      ------------------------

                   EXHIBIT B [TO FORM OF SUBSIDIARY GUARANTY]

                          FORM OF RELEASE OF GUARANTOR


         In witness whereof, the undersigned Administrative Agent, for itself and on behalf of each of the Credit Parties (defined below), hereby releases and discharges ___________________ from any and all obligations and liabilities of ______________________ to the Credit Parties under that certain Guaranty Agreement dated as of January 31, 2002, executed by the Subsidiaries of D. R. Horton, Inc., a Delaware corporation, described therein in favor of the Credit Parties defined therein.


                                     BANK OF AMERICA, N.A., a national banking association, as Administrative Agent


                                     By:
                                        ---------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------